                         AGREEMENT AND PLAN OF MERGER



                                     AMONG



                          IMPERIAL HOLLY CORPORATION,



                          IHK MERGER SUB CORPORATION



                                      AND



                       SAVANNAH FOODS & INDUSTRIES, INC.



                        DATED AS OF SEPTEMBER 12, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----

ARTICLE I    THE OFFER

SECTION  1.01    The Offer............................................    2
SECTION  1.02    Company Actions......................................    3
SECTION  1.03    Stockholder Lists....................................    4
SECTION  1.04    Directors............................................    4

ARTICLE II   THE MERGER

SECTION  2.01    The Merger...........................................    5
SECTION  2.02    Effective Time; Closing..............................    5
SECTION  2.03    Effects of the Merger................................    6
SECTION  2.04    Certificate of Incorporation and By-Laws.............    6
SECTION  2.05    Directors and Officers...............................    6
SECTION  2.06    Conversion of Shares.................................    6
SECTION  2.07    Conversion of Common Stock of Merger Sub.............    8
SECTION  2.08    Stockholders' Meetings...............................    9
SECTION  2.09    Rights Under Stock Plans.............................    9
SECTION  2.10    Exchange of Certificates.............................   10
SECTION  2.11    Elections............................................   12
SECTION  2.12    Dissenting Shares....................................   14

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION  3.01    Organization and Qualification; Subsidiaries.........   14
SECTION  3.02    Certificate of Incorporation and By-Laws.............   15
SECTION  3.03    Capitalization.......................................   15
SECTION  3.04    Authority Relative to this Agreement.................   16
SECTION  3.05    No Conflict; Required Filings and Consents...........   17
SECTION  3.06    Permits; Compliance..................................   17
SECTION  3.07    SEC Filings; Financial Statements....................   18
SECTION  3.08    Absence of Certain Changes or Events.................   19
SECTION  3.09    Absence of Litigation................................   20
SECTION  3.10    Employee Benefit Plans; Labor Matters................   20
SECTION  3.11    Intellectual Property................................   23
SECTION  3.12    Taxes................................................   24
SECTION  3.13    Environmental Matters................................   24
SECTION  3.14    Products.............................................   25
SECTION  3.15    Properties and Assets; Real Property
                   and Leases.........................................   25
SECTION  3.16    Insurance............................................   26
SECTION  3.17    Opinion of Financial Advisor.........................   27
SECTION  3.18    Vote Required........................................   27
SECTION  3.19    Brokers..............................................   27

SECTION  3.20    Company Rights Agreement.............................   28
SECTION  3.21    Information Supplied.................................   28
SECTION  3.22    Termination of Existing Merger Agreement.............   29

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF IHK AND MERGER SUB

SECTION  4.01    Organization and Qualification; Subsidiaries.........   29
SECTION  4.02    Certificate of Incorporation and By-Laws.............   30
SECTION  4.03    Capitalization.......................................   30
SECTION  4.04    Authority Relative to this Agreement.................   31
SECTION  4.05    No Conflict; Required Filings and Consents...........   31
SECTION  4.06    Permits; Compliance..................................   32
SECTION  4.07    SEC Filings; Financial Statements....................   32
SECTION  4.08    Absence of Certain Changes or Events.................   33
SECTION  4.09    Absence of Litigation................................   34
SECTION  4.10    Employee Benefit Plans; Labor Matters................   35
SECTION  4.11    Intellectual Property................................   37
SECTION  4.12    Taxes................................................   38
SECTION  4.13    Environmental Matters................................   38
SECTION  4.14    Products.............................................   39
SECTION  4.15    Properties and Assets; Real Property and Leases......   39
SECTION  4.16    Insurance............................................   40
SECTION  4.17    Opinion of Financial Advisor.........................   40
SECTION  4.18    Vote Required........................................   40
SECTION  4.19    Brokers..............................................   41
SECTION  4.20    Information Supplied.................................   41
SECTION  4.21    Financing............................................   42

ARTICLE V      CONDUCT OF BUSINESS PENDING THE MERGER

SECTION  5.01    Conduct of Business by the Company Pending
                   the Merger.........................................   42
SECTION  5.02    Conduct of Business by IHK and the IHK Subsidiaries
                   Pending the Merger.................................   45

SECTION  5.03    Government Filings...................................   47

ARTICLE VI   ADDITIONAL AGREEMENTS

SECTION  6.01    Stockholders' Meetings...............................   48
SECTION  6.02    Registration Statement; Proxy Statement..............   49
SECTION  6.03    Access to Information; Confidentiality...............   51
SECTION  6.04    Approvals and Consents; Cooperation..................   52
SECTION  6.05    No Solicitation of Transactions......................   52
SECTION  6.06    Employee Benefits Matters............................   53
SECTION  6.07    Directors' and Officers' Indemnification
                   and Insurance......................................   53
SECTION  6.08    Obligations of IHK and Merger Sub....................   54
SECTION  6.09    Affiliates' Letters..................................   54

SECTION  6.10    Letters of Accountants...............................   55
SECTION  6.11    Listing Market.......................................   55
SECTION  6.12    IHK Board Representation.............................   55
SECTION  6.13    Company Rights Plan..................................   56
SECTION  6.14    Public Announcements.................................   56
SECTION  6.15    Subsequent Financial Statements......................   56

ARTICLE VII  CONDITIONS TO THE MERGER

SECTION  7.01   Conditions to Each Party's Obligation to Effect
                   the Merger.........................................   57

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER

SECTION  8.01    Termination..........................................   58
SECTION  8.02    Effect of Termination................................   60
SECTION  8.03    Amendment............................................   60
SECTION  8.04    Waiver...............................................   60
SECTION  8.05    Fees and Expenses....................................   60

ARTICLE IX   GENERAL PROVISIONS

SECTION  9.01    Non-Survival of Representations, Warranties
                   and Agreements.....................................   62
SECTION  9.02    Notices..............................................   62
SECTION  9.03    Severability.........................................   63
SECTION  9.04    Assignment...........................................   63
SECTION  9.05    Interpretation.......................................   64
SECTION  9.06    Specific Performance.................................   64
SECTION  9.07    Governing Law........................................   64
SECTION  9.08    Parties in Interest..................................   64
SECTION  9.09    Counterparts.........................................   65
SECTION  9.10    Waiver of Jury Trial.................................   65
SECTION  9.11    Entire Agreement.....................................   65
SECTION  9.12    Certain Definitions..................................   65

                             TABLE OF DEFINED TERMS

                         (not a part of the Agreement)

                                                                  SECTION
                                                                  -------
Acquisition Proposal..................................                 6.05(a)
Affiliate.............................................                 9.12(a)
Agreement.............................................                Preamble
AMEX..................................................                 9.12(o)
Beneficial Owner......................................                 9.12(b)
Benefit Trust.........................................                    3.03
Benefit Trust Agreement...............................                 Annex B
Benefit Trust Shares..................................                    3.03
Blue Sky Laws.........................................                 3.05(b)
Business Day..........................................                 9.12(c)
Cash Consideration....................................                 2.06(a)
Claim.................................................                 6.07(b)
Closing...............................................                    2.02
Closing Price.........................................                 9.12(d)
Code..................................................                 2.09(a)
Company...............................................                Preamble
Company Affiliate.....................................                    6.09
Company Common Stock..................................                 1.01(a)
Company Disclosure Schedule...........................    Article III Preamble
Company Environmental Permits.........................                 3.13(b)
Company ERISA Affiliate...............................                 3.01(3)
Company Executive Deferred Compensation Plans.........                 3.10(h)
Company Financial Statements..........................                 3.07(b)
Company Material Adverse Effect.......................                    3.01
Company Options.......................................                 2.09(a)
Company Permits.......................................                    3.06
Company Plans.........................................                 3.10(a)
Company Preferred Stock...............................                    3.03
Company Products......................................                    3.14
Company Rights........................................                    3.03
Company Rights Agreement..............................                    3.03
Company Rights Agreement Amendment....................                    3.20
Company SEC Reports...................................                 3.07(a)
Company Specified Stockholders........................                 9.12(e)
Company Stock Option Plan.............................                 2.09(a)
Company Stockholder Approval..........................                    2.08
Company Stockholder Meeting...........................                 6.01(a)

Company Subsequent Financial Statements...............                 6.15(a)
Company Subsidiary....................................                    3.01
Confidentiality Agreement.............................                 6.03(b)
Continuing Director...................................                 1.04(a)
Control...............................................                 9.12(e)
Deed Reservations.....................................                 3.15(c)
Dissenting Shares.....................................                    2.12
DGCL..................................................                    1.02
DLJ...................................................                    1.02
Effective Time........................................                 2.02(b)
Election Date.........................................                 2.11(c)
Environmental Laws....................................                 3.13(a)
ERISA.................................................                 3.10(a)
Exchange Act..........................................                 9.12(f)
Exchange Agent........................................                 2.10(a)
Exchange Fund.........................................                 2.10(f)
Excluded Shares.......................................                 2.06(a)
Expense Amount........................................                 8.05(b)
Expenses..............................................                 8.05(a)
Flo-Sun Agreement.....................................                    3.22
Governmental Entity...................................                 9.12(g)
Hazardous Substances..................................                    3.13
HSR Act...............................................                 1.01(a)
IHK...................................................                Preamble
IHK Disclosure Schedule...............................     Article IV Preamble
IHK Environmental Permits.............................                    4.13
IHK ERISA Affiliate...................................                 4.10(b)
IHK Financial Statements..............................                 4.07(b)
IHK Junior Preferred Stock............................                 2.06(a)
IHK Material Adverse Effect...........................                    4.01
IHK Permits...........................................                    4.06
IHK Plans.............................................                 4.10(a)
IHK Preferred Stock...................................                    4.03
IHK Products..........................................                    4.14
IHK Purchase Rights...................................                 2.06(a)
IHK Rights Agreement..................................                 2.06(a)
IHK SEC Reports.......................................                 4.07(a)
IHK Shareholders' Meeting.............................                 6.01(b)
IHK Specified Stockholders............................                 9.12(i)
IHK Stockholder Approval..............................                    2.08
IHK Subsequent Financial Statements...................                 6.15(b)
IHK Subsidiary........................................                    4.01
Indemnified Parties...................................                 6.07(a)

Intellectual Property Rights..........................                    3.11
Knowledge or Known....................................                 9.12(h)
Law...................................................                 9.12(i)
Lehman Brothers.......................................                    4.17
Liens.................................................                 3.15(c)
Listing Market........................................                    6.11
Merger................................................                Recitals
Merger Consideration..................................                 2.06(a)
Merger Shares.........................................                 2.06(b)
Merger Sub............................................                Preamble
Multiemployer Plan....................................                 3.10(b)
Multiple Employer Plan................................                 3.10(b)
NYSE..................................................                 9.12(o)
Offer.................................................                 1.01(a)
Offer Documents.......................................                 1.01(b)
Offer Price...........................................                 1.01(a)
Order.................................................                 9.12(j)
Permitted Liens.......................................                 3.15(c)
Person................................................                 9.12(k)
Proxy Statement.......................................                 6.02(b)
Registration Statement................................                    3.21
Representatives.......................................                 6.03(a)
Schedule 14D-1........................................                 1.01(b)
Schedule 14D-9........................................                    1.02
SEC...................................................                 1.01(b)
Securities Act........................................                 9.12(l)
Special Meetings......................................                    2.08
Stock Consideration...................................                 9.12(m)
Stockholder Approvals.................................                    2.08
Stockholders' Meetings................................                    2.08
Subsidiary or Subsidiaries............................                 9.12(n)
Substitute Options....................................                 6.05(a)
Superior Proposal.....................................                 7.05(a)
Surviving Corporation.................................                    2.01
Terminating Company Breach............................                 8.01(g)
Terminating IHK Breach................................                 8.01(g)
Termination Fee.......................................                 8.05(b)
Total Shares..........................................                 2.06(b)
Trading Day...........................................                 9.12(o)
U.S. GAAP.............................................                 3.07(b)
WARN..................................................                 3.10(f)
Waterway Works........................................                 3.15(c)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------



     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 12, 1997 among IMPERIAL HOLLY CORPORATION, a Texas corporation ("IHK"), IHK MERGER SUB CORPORATION, a Delaware corporation ("Merger Sub"), and SAVANNAH FOODS & INDUSTRIES, INC., a Delaware corporation (the "Company").



                                R E C I T A L S:
                                - - - - - - - -



     WHEREAS, the Board of Directors of each of IHK and the Company has determined that it is in the best interests of their respective stockholders for Merger Sub to acquire the Company upon the terms and subject to the conditions set forth herein;



     WHEREAS, the Board of Directors of the Company has unanimously adopted resolutions approving the acquisition of the Company by Merger Sub, this Agreement and the transactions contemplated hereby, and has unanimously agreed to recommend that the Company's stockholders approve this Agreement and the transactions contemplated hereby and tender their shares of Company Common Stock (as defined below) in the Offer (as defined below);



     WHEREAS, if at least 50.1% of the outstanding shares of Company Common Stock are purchased pursuant to the Offer, IHK, Merger Sub and the Company have agreed (subject to the terms and conditions of this Agreement), after the expiration or termination of the Offer and as soon as practicable following the approval of the stockholders of the Company, to effect the merger of Merger Sub with and into the Company (the "Merger") as more fully described herein; and



     WHEREAS, the Company has advised IHK, Merger Sub and the IHK Specified Stockholders (as hereinafter defined) that it will not enter into this Agreement unless the IHK Specified Stockholders execute and deliver to the Company an Agreement and Irrevocable Proxy in the form set forth in Annex C to this Agreement; and



     WHEREAS, IHK has advised the Company and the Company Specified Stockholders that IHK will not enter into this Agreement unless the Company Specified Stockholders (as hereinafter defined) execute and deliver to IHK the Stockholders Agreement in form set forth as Annex D to this Agreement and providing that the Company Specified Stockholders will tender their shares of Company Common Stock into the Offer under the terms set forth therein; and



     WHEREAS, IHK, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;



     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE OFFER


      SECTION  1.01   The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 hereof, promptly (but in no event later than five Business Days (as defined below) following the date hereof), Merger Sub shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase (the "Offer") at least 50.1% of all shares outstanding (on a fully diluted basis) of common stock, par value $.25 per share, of the Company ("Company Common Stock") at a price of $20.25 per share, net to the seller in cash (such price, or any such higher price as may be paid in the Offer, being referred to herein as the "Offer Price"). The obligation of Merger Sub to consummate the Offer and to accept for payment and to pay for any shares of Company Common Stock tendered pursuant thereto shall be subject only to those conditions set forth in Annex A hereto. The Company agrees that no shares of Company Common Stock held by the Company or any of the Company Subsidiaries (as defined below) will be tendered pursuant to the Offer; provided, however, that prior to the Effective Time (as defined below), shares of Company Common Stock held by the Company may be allocated, issued, delivered or transferred pursuant to the Company Stock Option Plan (as such term is defined in Section 2.09) in accordance with the terms thereof or Section 2.09. Merger Sub will not, without the prior written consent of the Company, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of shares of Company Common Stock sought pursuant to the Offer, (iii) impose additional conditions to the Offer, (iv) change the conditions to the Offer, except that Merger Sub in its sole discretion may waive any of the conditions to the Offer (but may not waive the condition that not less than 50.1% of the Company Common Stock outstanding on a fully diluted basis shall have been validly tendered and not withdrawn), or (v) make any other change in the terms or conditions of the Offer which is adverse to the holders of the shares of Company Common Stock. Merger Sub agrees that, subject to the terms and conditions of the Offer and this Agreement, it will accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer promptly after expiration of the Offer; provided, however, that Merger Sub shall not be obligated to accept for payment and pay for in the Offer, in the aggregate, more than 50.1% of the outstanding shares of Company Common Stock. The Offer shall initially provide that it shall expire 20 Business Days after it is commenced, and may not be extended except as provided below. If the conditions set forth in Annex A are not satisfied or, to the extent permitted by this Agreement, waived by Merger Sub as of any scheduled expiration date, Merger Sub may extend the Offer from time to time until the earlier of the consummation of the Offer or 30 Business Days after the date hereof, and shall extend the Offer (x) to the extent necessary to comply with the waiting period requirements (including any extension or second request) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (y) upon the request of the Company, to a date no later than November 30, 1997 to the extent necessary for IHK to satisfy the condition set forth in clause (2) of Annex A. The Company and Merger Sub shall use commercially reasonable efforts to satisfy the conditions set forth in Annex A as soon as practicable.

     (b) On the date of commencement of the Offer, IHK and Merger Sub shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments thereto, the "Schedule 14D-1") with respect to the Offer, which shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "Offer Documents"). Merger Sub will disseminate the Offer Documents to holders of shares of Company Common Stock. IHK, Merger Sub and the Company will promptly correct any information provided by them for use in the Offer Documents that becomes false or misleading in any material respect, and Merger Sub will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-1 (including the Offer Documents) prior to its filing with the SEC. Merger Sub agrees to provide the Company with any comments that may be received from the SEC or its staff with respect to the Schedule 14D-1 (including the Offer Documents) and any amendments thereto, promptly after receipt thereof.

      SECTION 1.02 Company Actions. The Company hereby consents to the Offer and represents and warrants that (a) its Board of Directors (at a meeting duly called and held), has (i) determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) resolved to approve the Offer and the Merger and recommend (subject to its fiduciary duties after taking into account advice of legal counsel) acceptance of the Offer and approval and adoption of this Agreement by such stockholders of the Company,
(iii) taken all necessary steps to render Section 203 of the Delaware General Corporation Law (the "DGCL") inapplicable to the Merger, (iv) resolved to elect not to be subject, to the extent permitted by law, to any state takeover law other than Section 203 of the DGCL that may purport to be applicable to the Offer, the Merger or the transactions contemplated by this Agreement and (v) approved the Company Rights Agreement Amendment (as defined below), and (b) Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Company's financial advisor, has advised the Company's Board of Directors that, in their opinion, the consideration to be paid in the Offer and the Merger to the Company's stockholders is fair, from a financial point of view, to such stockholders. Upon commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") containing the recommendations of its Board of Directors in favor of the Offer and the Merger and shall permit the inclusion in the Offer Documents of such recommendations, in each case subject to the fiduciary duties of the Board of Directors of the Company. The Company, IHK and Merger Sub will promptly correct any information provided by them for use in the Schedule 14D-9 that becomes false or misleading in any material respect, and the Company will take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common

Stock, in each case as and to the extent required by applicable law. IHK and its counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its filing with the SEC. The Company agrees to provide IHK with any comments that may be received from the SEC or its staff with respect to the Schedule 14D-9 and any amendments thereto, promptly after receipt thereof.

      SECTION 1.03 Stockholder Lists. In connection with the Offer, the Company shall promptly furnish Merger Sub with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of shares of Company Common Stock as of a recent date and shall furnish Merger Sub with such information and assistance as Merger Sub or its agents may reasonably request in communicating the Offer to the record and beneficial stockholders of the Company. Subject to the requirements of applicable law, IHK and Merger Sub will hold such listings and other information in confidence and in accordance with the terms of the Confidentiality Agreement (as defined below), shall use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of all such information (and extracts or summaries thereof) then in their or their agents' or advisors' possession.

      SECTION  1.04   Directors.

     (a) Promptly upon the purchase by Merger Sub pursuant to the Offer of such number of shares of Company Common Stock as represents at least 50.1% of the outstanding shares of Company Common Stock and from time to time thereafter, Merger Sub shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Merger Sub representation on the Board of Directors of the Company equal to the product of the number of directors on the Board of Directors of the Company and the percentage that such number of shares of Company Common Stock so purchased bears to the number of shares of Company Common Stock outstanding, and the Company shall promptly, to the extent permitted by the Company's Certificate of Incorporation and By-Laws and the DGCL, upon request by Merger Sub, either (at the Company's election) increase the size of the Board of Directors of the Company or exercise all reasonable efforts to secure the resignations of such number of directors as is necessary to provide Merger Sub with such level of representation and to enable Merger Sub's designees to be so elected. Notwithstanding the foregoing, at all times prior to the Effective Time (as hereinafter defined) of the Merger the Board of Directors of the Company shall include at least two directors in office as of the date hereof (any such director remaining in office being a "Continuing Director"). The Company's obligations to appoint designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act. At the request and expense of Merger Sub, the Company shall take all action necessary to effect any such election, including mailing to its stockholders the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. IHK and Merger Sub will timely supply to the Company in writing and IHK and Merger Sub will be solely responsible for any and all information with respect to themselves and their respective officers, directors and affiliates and director designees required by such Section and Rule.

     (b) Following the election or appointment of Merger Sub's designees pursuant to this Section and prior to the Effective Time, such designees shall abstain from acting upon, and the approval of a majority of the Continuing Directors shall be required to authorize and shall be sufficient to authorize, any resolution with respect to any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors of the Company, any extension of time for the performance of any of the obligations or other acts of IHK or Merger Sub under this Agreement, any waiver of compliance with any of the agreements or conditions under this Agreement for the benefit of the Company, and any action to seek to enforce any obligation of IHK or Merger Sub under this Agreement. The Continuing Directors shall be appointed as a Special Committee of the Board of Directors of the Company and, in addition to having all of the powers of the Continuing Directors set out in the preceding sentence, the Special Committee shall have the full power over all issues relating to the relationship between the Company on the one hand and IHK and Merger Sub on the other and the Company shall not take any action if, in the opinion of a majority of the Special Committee, such action would frustrate or be reasonably likely to impair or delay the ability of the parties to consummate the Merger. In connection herewith, the Continuing Directors (as such or in their capacity as the Special Committee) shall be authorized, on behalf of and at the expense of the Company, to retain financial and legal advisors.

                                  ARTICLE II

                                  THE MERGER


      SECTION 2.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, the Merger shall occur as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") under the name SAVANNAH FOODS & INDUSTRIES, INC. (or such other name as the parties shall agree) and shall continue its existence under the laws of Delaware. The separate corporate existence of Merger Sub shall cease.

      SECTION  2.02   Effective Time; Closing.

     (a) The closing of the Merger (the "Closing") will take place on the day that is two Business Days (as defined below) after satisfaction or waiver (subject to applicable Law (as defined below)) of the conditions set forth in
Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, unless another place is agreed to in writing by the parties hereto.

     (b) As soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger; provided, however, that for financial accounting purposes, the Effective Time shall be the first day of the month in which the Closing occurs.

      SECTION 2.03 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL and set forth herein. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      SECTION 2.04 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and the By-Laws of Merger Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation; provided, however, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "ARTICLE I. The name of the Corporation is SAVANNAH FOODS & INDUSTRIES, INC." (or such other name as the parties shall agree).

      SECTION 2.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

      SECTION  2.06   Conversion of Shares.

     (a) At the Effective Time, except as otherwise provided herein and subject to Section 2.06(b), each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than the shares of Company Common Stock owned by IHK, Merger Sub or any of their Subsidiaries or held in the treasury of the Company, all of which shall be canceled and cease to exist, without consideration being payable therefore (the "Excluded Shares"), shall, by virtue of the Merger and, except as provided in Section 2.11, without any action on the part of the holder thereof, be converted into, exchanged for and represent the right to receive (without interest), subject to the proration procedures described below, either (i) the Stock Consideration (as defined below) or (ii) cash in an amount equal to the Offer Price ("Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration")); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of IHK Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Cash Consideration and the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All shares of Company Common Stock so converted or exchanged shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.11, only the applicable Merger Consideration and any cash to be paid in lieu of fractional shares of IHK Common Stock and associated fractional rights ("IHK Purchase Rights") to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value, of IHK ("IHK Junior Preferred Stock") pursuant to the Rights Agreement, dated as of September 14, 1989, as amended (the "IHK Rights Agreement"), between IHK and The Bank of New York, as rights agent, to which such holder is entitled pursuant to Section 2.10(e) (without interest thereon). The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law. IHK shall prepare a statement setting forth the calculations required or otherwise contemplated by this Section 2.06 in reasonable detail prior to the Closing Date and shall furnish a copy thereof to the Company.

     (b) Notwithstanding anything in this Agreement to the contrary, the number of shares of Company Common Stock (the "Cash Election Number") to be converted into the right to receive the Cash Consideration in the Merger shall be equal to 70% of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the sum of (i) the number of Dissenting Shares (as hereinafter defined) and (ii) the number of Excluded Shares.

     (c) In the event that the aggregate number of shares in respect of which Cash Elections (as defined below) have been made (the "Cash Election Shares") exceeds the Cash Election Number, each share of Company Common Stock in respect of which a Cash Election has not been made shall be converted into the right to receive the Stock Consideration, and each of the Cash Election Shares shall be converted into the right to receive the Stock Consideration or the Cash Consideration in the following manner:

     (i) A proration factor (the "Proration Factor") shall be determined by dividing the Cash Election Number by the total number of Cash Election Shares.

     (ii) The number of Cash Election Shares as to which each stockholder who made a Cash Election shall be converted into the right to receive the Cash Consideration (on a consistent basis among stockholders who made a Cash Election pro rata to the number of shares as to which they made such elections) shall be equal to the product of the Proration Factor multiplied by the total number of Cash Election Shares beneficially owned by such stockholder.

          (iii) Subject to Section 2.10(e), each Cash Election Share other than those shares that shall receive the Cash Election Amount in accordance with
Section 2.06(c)(ii), shall be converted into the right to receive the Stock Consideration.

     (d) Subject to Section 2.10(e), if the number of Cash Election Shares is less than the Cash Election Number, then:

     (i) Each Cash Election Share shall be converted into the right to receive the Cash Consideration; and

     (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Cash Election Shares, the shares of Company Common Stock to be canceled in accordance with Section 2.06(e) and Dissenting Shares (the "Eligible Shares"), shall be converted into the right to receive the Cash Consideration or the Stock Consideration in the following manner:

     (A) The number of Eligible Shares to be converted into the right to receive the Cash Consideration shall be equal to the excess of the Cash Election Number over the number of Cash Election Shares (which shall be allocated on a basis consistent among all stockholders who beneficially own Eligible Shares pro rata to the number of Eligible Shares beneficially owned by each such stockholder).

     (B) Each other Eligible Share shall be converted into the right to receive the Stock Consideration.

     (e) At the Effective Time, each Excluded Share shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

      SECTION 2.07 Conversion of Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one share of common stock of the Surviving Corporation.

      SECTION 2.08 Stockholders' Meetings. Subject to applicable law, each of IHK and the Company, acting through its respective Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "Special Meetings" or the "Stockholders' Meetings") of its respective stockholders as soon as practicable for the purpose (in the case of the Company) of approving and adopting the agreement of merger (within the meaning of Section 251 of the DGCL) set forth in this Agreement and approving the Merger (the "Company Stockholder Approval") or (in the case of IHK) the issuance of the shares of IHK Common Stock to the stockholders of the Company in the Merger (the "IHK Stockholder Approval" and together with the Company Stockholder Approval, the "Stockholder Approvals"), and, subject to the fiduciary duties of the respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, include in the Proxy Statement (as defined in Section 6.02) of each of the Company and IHK for use in connection with the Special Meetings, the recommendation of their Boards of Directors that stockholders vote in favor of the Company Stockholder Approval or IHK Stockholder Approval, as the case may be. The Company and IHK agree to use commercially reasonable efforts to cause the Special Meetings to occur within 30 days after the Registration Statement (as defined below in Section 3.21) is effective under the Securities Act. IHK and Merger Sub agree that, at the Company Stockholders' Meeting, all of the shares of Company Common Stock acquired pursuant to the Offer or otherwise by IHK or Merger Sub will be voted in favor of the Company Stockholder Approval.

      SECTION  2.09   Rights Under Stock Plans.

     (a) Each unexpired and unexercised option to purchase shares of Company Common Stock (the "Company Options") issued pursuant to the Company's 1996 Equity Incentive Plan (the "Company Stock Option Plan"), or otherwise granted by the Company outside the Company Stock Option Plan, each of which issued and outstanding Company Options are set forth in Section 3.03 of the Company Disclosure Schedule (as defined below), shall, at the Effective Time and at the election of the holder of such Company Options, either (i) be assumed by IHK and shall constitute an option to acquire, on the same terms and conditions as were applicable under such assumed Company Option, a number of shares of IHK Common Stock equal to the product of (A) the Stock Consideration and (B) the number of shares of Company Common Stock subject to such Company Option, at a price per share equal to the amount obtained by dividing the exercise price of such Company Option by the Stock Consideration (the "Substitute Options") or (ii) each Company Option which is vested or exercisable or shall become vested or exercisable as a result of the Offer or the Merger shall be canceled by the Company, and each holder of a Company Option so canceled shall be entitled to receive an amount in cash equal to the difference between the Offer Price and the exercise price of such Company Option. Each holder of a Company Option shall make such election by notifying the Company and IHK by 5:00 p.m. New York City time on the Election Date (as defined below). At the Effective Time, IHK shall deliver to holders of Company Options, who make the election set forth in clause (i) of the preceding sentence, appropriate option agreements representing the right to acquire shares of IHK Common Stock on the same terms and conditions as contained in the outstanding Company Options. IHK shall adopt and comply with the terms of the Company Stock Option Plan as it applies to Company Options assumed as set forth above including, without limitation, provisions regarding the accelerated vesting of Company Options which shall occur by virtue of consummation of the Merger, to the extent required by the terms of such Company Options or the Company Stock Option Plan. The date of grant of each Substitute Option shall be deemed to be the date on which the corresponding Company Option was granted. It is the intention of the parties that, subject to applicable Law, the Substitute Options qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent that the Company Options qualified as incentive stock options prior to the Effective Time.

     (b) IHK shall take all corporate action necessary to reserve for issuance a sufficient number of shares of IHK Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 2.09. Promptly after the Effective Time, the shares of IHK Common Stock subject to Substitute Options shall be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and IHK shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, IHK shall use commercially reasonable efforts to cause the shares of IHK Common Stock subject to Substitute Options to be listed on the Listing Market (as defined below).

      SECTION  2.10   Exchange of Certificates.

     (a) Prior to the mailing of the Proxy Statement, IHK shall appoint a bank or trust company to act as paying agent (the "Exchange Agent") for the payment of the Merger Consideration. As of or promptly after the Effective Time, IHK shall deposit the aggregate Merger Consideration with the Exchange Agent for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II.

     (b) As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptances thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of IHK Common Stock received as Stock Consideration and the Cash Consideration, if any, into which the number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock, and if such certificates are presented to the Surviving Corporation for transfer, they shall be canceled against delivery of cash and/or certificates for shares of IHK Common Stock in accordance with this Agreement. If any certificate for such shares of IHK Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for shares of Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such shares of IHK Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.10(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration as contemplated by
Section 2.06.

     (c) No dividends or other distributions with respect to shares of IHK Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of IHK Common Stock represented thereby and no cash payment in lieu of fractional shares of IHK Common Stock shall be paid to any such holder pursuant to Section 2.10(e) until the surrender of the certificate for shares of Company Common Stock with respect to the shares of IHK Common Stock represented thereby in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such certificates, these shall be paid to the holder of the certificate representing whole shares of IHK Common Stock issued in connection therewith, without interest (i) at the time of such surrender the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 2.10(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of IHK Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of IHK Common Stock.

     (d) All cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this
Article II (including any cash paid pursuant to Section 2.10(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

     (e) Notwithstanding any other provisions of this Agreement, each holder of shares of Company Common Stock after the Effective Time who would otherwise have been entitled to receive as Stock Consideration a fraction of a share of IHK Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Cash Consideration.

     (f) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.10 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to IHK, and any holders of shares of Company Common Stock prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to IHK and only as general creditors thereof for payment of their claim for cash or shares of IHK Common Stock, if any.

     (g) None of Merger Sub, the Company, IHK or the Exchange Agent shall be liable to any person in respect of any cash or any shares of IHK Common Stock from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Government Authority, any such Merger Consideration in respect of such certificate shall, as such time and to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by IHK, on a daily basis, provided that such investments shall be in obligations of the United States of America or obligations fully guaranteed as to principal and interest by the United States of America, any of which may be made through a repurchase agreement in commercially reasonable form with any bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000. Any interest and other income resulting from such investments shall be paid to IHK. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, IHK shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

     (i) The Company shall pay all charges and expenses of the Exchange Agent.

      SECTION  2.11   Elections.

     (a) Each person who, on or prior to the Election Date referred to in paragraph (c) below, is a record holder of shares of Company Common Stock (other than holders of shares to be canceled as set forth in Section 2.06(a)) will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "Cash Election") on or prior to such Election Date to receive the Cash Consideration (subject to Section 2.06), on the basis hereinafter set forth.

     (b) Prior to the mailing of the Proxy Statement, IHK shall appoint the Exchange Agent for the payment of the Merger Consideration.

     (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of IHK and Merger Sub (the "Form of Election"), with the Proxy Statement to the record holders of shares of Company Common Stock as of the record date for the Company Stockholders' Meeting, which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to make a Cash Election, subject to the provisions of Section
2.06 hereof, for any or all shares of Company Common Stock held by such holder. The Company will use commercially reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of shares of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's Cash Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the Business Day (the "Election Date") next preceding the day on which the vote is taken at the Company Stockholders' Meeting (or any adjournment thereof) a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery).
Failure to deliver shares covered by such a guarantee of delivery within the time set forth therein shall invalidate an otherwise properly made Cash Election.

     (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time, on the Election Date or (ii) after the date of the Company Stockholders Meeting, if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by IHK, Merger Sub and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

     (e) The determination of the Exchange Agent shall be binding as to whether or not elections to receive the Cash Consideration have been properly made or revoked pursuant to this Section 2.11 with respect to shares of Company Common Stock and when elections and revocations were received by it. If the Exchange Agent determines that any Cash Election was not properly made with respect to shares of Company Common Stock, such shares of Company Common Stock shall be treated by the Exchange Agent as shares of Company Common Stock which were not Cash Election Shares at the Effective Time, and such shares of Company Common Stock shall be exchanged in the Merger for Stock Consideration pursuant to
Section 2.06. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.06, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of IHK and Merger Sub, make such rules as are consistent with this Section 2.11 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

      SECTION  2.12   Dissenting Shares.   Notwithstanding anything in this
Agreement to the contrary, any issued and outstanding shares of Company Common Stock which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchanged for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL), unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall be entitled to receive either (i) the Stock Consideration or (ii) the Cash Consideration in accordance with Section 2.06. The Company shall give prompt notice to

Merger Sub and IHK of any demands received by the Company for appraisal of shares of Company Common Stock, and Merger Sub and IHK shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Merger Sub and IHK, make any payment with respect to, or settle or offer to settle, any such demands. IHK agrees to invest in, or lend to, the Surviving Corporation sufficient funds to permit any payment with respect to Dissenting Shares.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Except as set forth in the Disclosure Schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to IHK and the Merger Sub that:

      SECTION 3.01 Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (a "Company Subsidiary") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by the Company and the respective Company Subsidiaries or the nature of their respective businesses makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Section 3.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company and the Company Subsidiaries, as the case may be, and the name of each other holder of any such outstanding capital stock or other equity interests and the percentage so held with respect to each such Company Subsidiary. There are no partnerships or joint venture arrangements or other business entities in which the Company or any Company Subsidiary owns an equity interest that are material to the business of the Company and the Company Subsidiaries taken as a whole.

      SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has made available to IHK complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws or other comparable charter or organizational documents of the Company Subsidiaries, in each case as amended to the date of this Agreement. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. Except as would not have a Company Material Adverse Effect, no Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other comparable charter or organizational documents.

      SECTION 3.03 Capitalization. The authorized capital stock of the Company consists of 64,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock ("Company Preferred Stock"). As of September 1, 1997,
(i) 28,738,196 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and 2,500,000 of which are held by Wachovia Bank, N.A. (formerly Wachovia Bank of North Carolina N.A.), as trustee of the trust created pursuant to the Savannah Foods & Industries, Inc. Benefit Trust Agreement (the "Benefit Trust"; shares held by the trustee of the Benefit Trust immediately prior to the Effective Time being referred to herein as the "Benefit Trust Shares"); (ii) 2,568,604 shares of Company Common Stock are held in the treasury of the Company; (iii) 1,250,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Options and
(iv) 1,000,000 shares of Company Preferred Stock are reserved for issuance pursuant to the Rights Agreement, dated as of March 31, 1989, between the Company and Citizens and Southern Trust Company, as Rights Agent (as amended, the "Company Rights Agreement"). Except for Company Options heretofore granted pursuant to the Company Stock Option Plan or pursuant to agreements or arrangements described in Section 3.03 of the Company Disclosure Schedule and the Preferred Stock Purchase Rights (the "Company Rights") issued pursuant to the Company Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock and Company Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither the Company nor any Company Subsidiary directly or indirectly owns, or has agreed to purchase or otherwise acquire, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity, assuming for such purpose the conversion of all securities convertible into such capital stock held by the Company or any Company Subsidiary and the exercise of all warrants, options and other rights of the Company or any Company Subsidiary to purchase such capital stock (other than the Company Subsidiaries set forth in Section 3.01 of the Company Disclosure Schedule). There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of capital stock of the Company or any Company Subsidiary.

      SECTION  3.04   Authority Relative to this Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by IHK and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

     (b) The Company's Board of Directors has approved the Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

      SECTION  3.05   No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company will not,
(i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Company Subsidiary,
(ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any foreign or domestic Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" Laws ("Blue Sky Laws"), the NYSE, the Listing Market and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION 3.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect, and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION  3.07   SEC Filings; Financial Statements.

     (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since October 1, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the

Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (the "Company Financial Statements"), (i) was prepared from the books of account and other financial records of the Company and the consolidated Company Subsidiaries, (ii) was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect and the omission of footnotes).

     (c) The books of account and other financial records of the Company and the Company Subsidiaries from which the Company Financial Statements were prepared:
(i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     (d) Except for liabilities and obligations reflected on the September 29, 1996 consolidated balance sheet of the Company (including the notes thereto), liabilities and obligations disclosed in the Company SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 29, 1996, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are or are reasonably likely to be material to the Company and the Company Subsidiaries taken as a whole.

     (e) The Company has heretofore furnished to IHK complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Company with the SEC but that are currently in effect and that the Company expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously have been filed by the Company with the SEC and are currently in effect.

      SECTION  3.08   Absence of Certain Changes or Events.   Since September
29, 1996, except as contemplated by this Agreement or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect, (b) any change by the Company in its accounting methods, principles or practices, except as may be required by U.S. GAAP, (c) any damage, destruction or loss (whether or not covered by insurance) with respect to properties or assets of the Company or any Company Subsidiary that, individually or in the aggregate, would result in a Company Material Adverse Effect, (d) any declaration, setting aside or payment of any dividend or distribution in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities other than the previously declared regular quarterly dividend of $0.0375 per share of Company Common Stock, (e) any revaluation by the Company and the Company Subsidiaries of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (f) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice,
(g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, (h) any acquisition or disposition by the Company or any Company Subsidiary of any material asset, except in the ordinary course of business consistent with past practice, (i) any incurrence, assumption or guarantee of any indebtedness or obligation relating to any lending or borrowing except current liabilities and commitments incurred in the ordinary course of business consistent with past practice, or (j) any amendment, modification or termination of any existing, or entering into any new, material contract, or any material plan, lease, license, permit or franchise, except in the ordinary course of business consistent with past practice.

      SECTION  3.09   Absence of Litigation.

     (a) Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, which
(i) individually or in the aggregate has had or is reasonably likely to have a Company Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Offer or the Merger.

     (b) Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any Order, determination or award of any Governmental Entity or arbitrator having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

      SECTION  3.10   Employee Benefit Plans; Labor Matters.

     (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) all "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Company Subsidiary is a party, by which the Company or any Company Subsidiary is bound, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary and (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Company Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Company Plans"). Each Company Plan is in writing and the Company has previously made available to IHK a true and complete copy of each Company Plan and a true and complete copy of
(1) each trust or other funding arrangement, (2) each summary plan description and summary of material modifications, (3) the most recently filed Internal Revenue Service ("IRS") Form 5500, (4) the most recently received IRS determination letter for each such Company Plan, and (5) the most recently prepared actuarial report and financial statement in connection with each such Company Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (I) to create, to incur liability with respect to, or to cause to exist any other employee benefit plan, program or arrangement, (II) to enter into any contract or agreement to provide compensation or benefits to any individual or (III) to modify, change or terminate any Company Plan (other than with respect to a modification, change or termination required by ERISA or the
Code).

     (b) None of the Company Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). With respect to each Company Plan, neither the Company nor any Company Subsidiary nor any trade or business, whether or not incorporated (a "Company ERISA Affiliate") that together with the Company or any Company Subsidiary would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA has made or suffered a "complete withdrawal" or a "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full). None of the Company Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or other benefits as a result of the Merger or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit that would be subject to a tax under Section 4999 of the Code. None of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

     (c) Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Company Plan is so qualified and each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the Company's Knowledge, no fact or event has occurred since the date of any such determination letter from the IRS that would adversely affect the qualified status of any such Company Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the Company's Knowledge, no fact or event has occurred since the date of such determination by the IRS that would adversely affect such qualified or exempt status.

     (d) To the Company's Knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. Neither the Company nor any Company Subsidiary is currently liable or has previously incurred any liability for any tax or penalty (other than any tax or penalty that would not have a Company Material Adverse Effect) arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and to the Company's Knowledge, no fact or event exists which would give rise to any such liability. Neither the Company nor any Company Subsidiary has incurred any liability (other than any liability that would not have a Company Material Adverse Effect) under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the Company's Knowledge, no fact or event exists which would give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Plan. No reportable event (within the meaning of Section 4043 of ERISA) for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived has occurred or is expected to occur with respect to any Company Plan subject to Title IV of ERISA. No asset of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under
Section 307 of ERISA or Section 401(a)(29) of the

Code; and no fact or event exists which would give rise to any such lien or requirement to post any such security.

     (e) Each Company Plan is now and has been operated in all respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where any failure to so operate would not have a Company Material Adverse Effect. No Company Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company's September 29, 1996 balance sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Company Plans. With respect to each Company Plan subject to Title IV of ERISA, the accumulated benefit obligations of such Company Plan are set forth in the footnotes to the Company's September 29, 1996 balance sheet.

     (f) The Company and the Company Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. Section 3.10(f) of the Company Disclosure Schedule lists all notices given by the Company and the Company Subsidiaries in connection with WARN.

     (g) (i) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any Company Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (ii) except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. The consent of the labor unions which are parties to the collective bargaining agreements listed in Section 3.10(g) of the Company Disclosure Schedule is not required to consummate the Merger.

     (h) The Board of Directors of the Company has, prior to its execution of this Agreement, amended each of (i) the Company's Supplemental Executive Retirement Plan, (ii) the Deferred Compensation Plan for Key Employees of Michigan Sugar Company, (iii) the Deferred Compensation Plan for Key Employees of the Company, as amended and restated as of August 12, 1983, and (iv) the Deferred Compensation Plan for Key Employees of the Company, as amended and restated as of August 1, 1990 (collectively, the "Company Executive Deferred Compensation Plans"), to provide that neither the execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement, shall constitute a "change in control" for purposes of such Company Executive Deferred Compensation Plans or otherwise will result in the acceleration of vesting or payment of any benefit, or the triggering of any ancillary or supplemental benefit or subsidy, under such plan. The Company has the authority and power to amend the Company Executive Deferred Compensation Plans as described in this Section 3.10(h) without limitation or restriction with respect to any current participants or beneficiaries, and none of such participants or beneficiaries shall have a valid claim in law or equity that such amendment was not effective against them, or otherwise that they are entitled to rights or benefits that would have accrued to them under such plans had they not been so amended.

      SECTION  3.11   Intellectual Property.   "Intellectual Property Rights"
means trademarks, trademark rights, trade names, trade name rights, patents, patent rights, industrial models, inventions, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information. The Company and the Company Subsidiaries own, or possess adequate licenses or other valid rights to use, all Intellectual Property Rights used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted. The conduct of the business of the Company and the Company Subsidiaries as currently conducted does not and will not conflict in any way with any Intellectual Property Rights of any third party that, individually or in the aggregate, would have a Company Material Adverse Effect. To the Knowledge of the Company, there are no infringements of an Intellectual Property Right owned by or licensed by or to the Company or any Company Subsidiary that, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has licensed or otherwise permitted the use by any third party of any Intellectual Property Rights on terms or in a manner which, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in breach of any agreements pursuant to which the Company or any Company Subsidiary has a license to use Intellectual Property Rights, which breach has had or is reasonably likely to have a Company Material Adverse Effect, and the Merger will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of the Company or any Company Subsidiary under such license agreements. No claims are pending or, to the Knowledge of the Company, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights owned by or licensed to or by the Company or any Company Subsidiary or challenging or questioning the right of the Company or any Company Subsidiary to use any Intellectual Property Rights, except claims that would not, if determined adversely to the Company or any Company Subsidiary, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION  3.12   Taxes.   The Company and each of the Company Subsidiaries
have (a) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all taxes shown to be due on such returns and have paid all applicable ad valorem and value added taxes as are due, and (c) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of any failure to file such returns or to pay or accrue such taxes which would not individually or in the aggregate, have a Company Material Adverse Effect. The Company has open years for federal income tax returns and state income and franchise tax returns only as set forth in the Section 3.12 of the Company Disclosure Schedule. The Company and each Company Subsidiary have withheld or collected and paid over to the appropriate Governmental Entity (or are properly holding for such payment) all taxes required by Law to be withheld or collected. Neither the Company nor any Company Subsidiary has made an election under Section 341(f) of the Code.
Except as set forth in Section 3.12 of the Company Disclosure Schedule, no requests for waivers of the time to assess any taxes against the Company or any Company Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

      SECTION  3.13   Environmental Matters.

     (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; (E) any other pollutant or contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any Law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances;
(B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health and safety and natural resources.

     (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has violated or is in violation of any Environmental Law; (ii) none of the properties owned or leased by the Company or any

Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) neither the Company nor any Company Subsidiary is actually or potentially or, to the Knowledge of the Company, allegedly liable for any off-site contamination; (iv) neither the Company nor any Company Subsidiary is actually or potentially or, to the Knowledge of the Company, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) each of the Company and each Company Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Company Environmental Permits"); and (vi) each of the Company and each Company Subsidiary has always been and is in compliance with its Company Environmental Permits.

      SECTION  3.14   Products.    Except as would not have a Company Material
Adverse Effect, (a) there have been no written notices, citations or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed by the Company or any Company Subsidiary (the "Company Products") is defective or fails to meet any applicable standards promulgated by such Governmental Entity, (b) the Company and the Company Subsidiaries have complied with all Laws applicable to design, manufacture, labeling, testing and inspection of Company Products, and (c) there have been no recalls ordered or, to the knowledge of the Company, threatened by any Governmental Entity with respect to any of the Company Products. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement that limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would limit IHK or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area.

      SECTION  3.15   Properties and Assets; Real Property and Leases.

     (a) The Company and the Company Subsidiaries have sufficient title to all their respective properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have a Company Material Adverse Effect.

     (b) Set forth in Section 3.15(b) of the Company's Disclosure Schedule is a true, correct and complete list (including a general description of the uses for such real property) of all real property owned or leased by the Company and each of the Company Subsidiaries.

     (c) Except as would not have a Company Material Adverse Effect, each parcel of real property owned or leased by the Company or any Company Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than
(A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practices and (D) all matters of record, Liens and other imperfections of title and encumbrances (including, without limitation, (l) reservations specified in instruments of conveyance such as deeds and indentures, reserving in favor of the grantor under such instrument ("Deed Reservations"), the right to make or construct canals, cuts, sluice-ways, dikes and other works ("Waterway Works") for the drainage or reclamation of any lands, (2) Deed Reservations for the exclusive possession of a portion of the land on either side of such Waterway Works, (3) Deed Reservations reserving an interest in mineral rights, including without limitation, petroleum, petroleum products, phosphate minerals, oil and gas, (4) any covenant or restriction pursuant to any deed or recorded plat affecting the Property and (5) any other Deed Reservation) which, individually or in the aggregate, would not adversely affect the use of the property for its intended purpose (Liens described in clauses (A) through (D) being referred to herein as "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

     (d) All leases of real property leased for the use or benefit of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary or any other party thereto, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Company Subsidiary or any other party thereto, except as, individually or in the aggregate, would not have a Company Material Adverse Effect.

      SECTION 3.16 Insurance. The Company and the Company Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries, and each has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and the Company Subsidiaries or any properties owned, occupied or controlled by the Company or any Company Subsidiary in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. The Company and each of the Company Subsidiaries may terminate each of its insurance policies or binders at or after the Closing and will incur no penalties or other costs in doing so that would, individually or in the aggregate, have a Company Material Adverse Effect. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of the Company Subsidiaries failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the Company SEC Reports or in Section 3.16 of the Company Disclosure Schedule, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to the Company or any of the Company Subsidiaries that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c), except as set forth in Section 3.16 of the Company Disclosure Schedule, there are no performance bonds outstanding with respect to the Company or any of the Company Subsidiaries.

      SECTION 3.17 Opinion of Financial Advisor. The Company has received a fairness opinion of DLJ on the date of this Agreement and the Company will promptly, upon the execution of this Agreement, deliver a copy of such opinion to IHK.

      SECTION 3.18 Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

      SECTION 3.19 Brokers. Except as set forth in Section 3.19 of the Company's Disclosure Schedule, other than DLJ and The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), no broker, finder or investment banker is entitled to a brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to IHK a complete and correct copy of all agreements between the Company and either DLJ or Robinson-Humphrey pursuant to which such firms would be entitled to any payment relating to the Transactions.

      SECTION 3.20 Company Rights Agreement. The Company Rights Agreement has been amended (the "Company Rights Agreement Amendment") so as to provide that neither IHK nor Merger Sub will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. In addition, the Company Rights Agreement contains no exception from the definition of "Acquiring Person" for Flo-Sun Incorporated and its Affiliates.

      SECTION  3.21   Information Supplied.   The Schedule 14D-9 and any other
documents to be filed by the Company with the SEC or any other governmental or regulatory authority in connection with the Offer and the other transactions contemplated hereby will not, on the date of its filing or, with respect to the
Schedule 14D-9, on the date it is filed with the SEC and first published, sent or given to stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by or on behalf of IHK or

Merger Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by IHK or Merger Sub with the SEC. The
Schedule 14D-9 and any such other documents filed by the Company with the SEC under the Exchange Act or with any other Governmental Entity under applicable law will comply as to form in all material respects with the requirements of the Exchange Act or other applicable law, as the case may be. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents or the Registration Statement on Form S-4 (together with all amendments thereto, the "Registration Statement") to be filed with the SEC by IHK in connection with the issuance of shares of IHK Common Stock in the Merger and as contemplated by Section 2.06 will at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement (as defined in Section 6.02), as supplemented if necessary, will, at the date mailed to stockholders of the Company, or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to the Company or any Company Subsidiary, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or the Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      SECTION  3.22   Termination of Existing Merger Agreement.   The Company
has terminated the Agreement and Plan of Merger dated as of July 14, 1997 among XSF Holdings, Inc., DXE Merger Corp., the Company and Flo-Sun Incorporated (the "Flo-Sun Agreement"), in accordance with the provisions thereof.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF IHK AND
                                  MERGER SUB


     Except as set forth in the Disclosure Schedule delivered by IHK and Merger Sub concurrently with the execution of this Agreement (the "IHK Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), IHK and Merger Sub, jointly and severally, hereby represent and warrant to the Company that:

      SECTION  4.01   Organization and Qualification; Subsidiaries.

     (a) Each of IHK and each subsidiary of IHK (an "IHK Subsidiary") is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have an IHK Material Adverse Effect (as defined below). IHK and each IHK Subsidiary are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by IHK and the respective IHK Subsidiaries or the nature of their respective businesses makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an IHK Material Adverse Effect. The term "IHK Material Adverse Effect" means any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities (including, without limitation, contingent liabilities), financial condition or results of operations of IHK and the IHK Subsidiaries taken as a whole. Section 4.01 of the IHK Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of the IHK Subsidiaries, together with the jurisdiction of incorporation of each IHK Subsidiary and the percentage of each IHK Subsidiary's outstanding capital stock or other equity interests owned by IHK and the IHK Subsidiaries, as the case may be, and the name of each other holder of any such outstanding capital stock or other equity interests and the percentage so held with respect to each such IHK Subsidiary. Except as set forth in Schedule 4.01 of the IHK Disclosure Schedule, there are no partnerships or joint venture arrangements or other business entities in which IHK or any IHK Subsidiary owns an equity interest that are material to the business of IHK and the IHK Subsidiaries taken as a whole.

     (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. From the date of this Agreement until the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by IHK.

      SECTION 4.02 Certificate of Incorporation and By-Laws. IHK has made available to the Company complete and correct copies of its Articles of Incorporation and By-Laws and the certificates of incorporation and by-laws or other comparable charter or organizational documents of the IHK Subsidiaries, in each case as amended to the date of this Agreement. IHK is not in violation of any of the provisions of its Articles of Incorporation or By-Laws. Except as would not have an IHK Material Adverse Effect, no IHK Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or other comparable charter or organizational documents.

      SECTION 4.03 Capitalization. The authorized capital stock of IHK consists of 50,000,000 shares of IHK Common Stock and 5,000,000 shares of preferred stock ("IHK Preferred Stock"). As of September 1, 1997, (i) 14,282,728 shares of IHK Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of IHK Common Stock are held in the treasury of IHK; (iii) 773,860 shares of IHK Common Stock are reserved for future issuance pursuant to IHK Options and (iv) 333,334 shares of IHK Preferred Stock are reserved for issuance pursuant to the IHK Rights
Agreement.    Except for IHK Options heretofore granted pursuant to the  IHK
Stock Option Plan as set forth in Section 4.03 of the IHK Disclosure Schedule or pursuant to agreements or arrangements described in Section 4.03 of the IHK Disclosure Schedule and the IHK Purchase Rights, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of IHK or any IHK Subsidiary or obligating IHK or any IHK Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, IHK or any IHK Subsidiary. All shares of IHK Common Stock and IHK Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of IHK or any IHK Subsidiary to repurchase, redeem or otherwise acquire any shares of IHK Common Stock or IHK Preferred Stock or any capital stock of any IHK Subsidiary. Each outstanding share of capital stock of each IHK Subsidiary is duly authorized, validly issued, fully paid and nonassessable and except as set forth in Section 4.03 of the IHK Disclosure Schedule each such share owned by IHK or another IHK Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on IHK's or such other IHK Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Neither IHK nor any IHK Subsidiary directly or indirectly owns, or has agreed to purchase or otherwise acquire, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity, assuming for such purpose the conversion of all securities convertible into such capital stock held by IHK or any IHK Subsidiary and the exercise of all warrants, options and other rights of IHK or any IHK Subsidiary to purchase such capital stock (other than the IHK Subsidiaries set forth in Section 4.01 of the IHK Disclosure Schedule). Except as set forth in Section 4.03 of the IHK Disclosure Schedule, there are no material outstanding contractual obligations of IHK or any IHK Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any IHK Subsidiary or any other Person. Except for the Investor Agreement dated August 27, 1996, among IHK, Greencore Group plc and Earlsfort Holdings B.V., there are no voting trusts or other agreements or understandings to which IHK or any IHK Subsidiary is a party with respect to the voting of capital stock of IHK or any IHK Subsidiary.

      SECTION 4.04 Authority Relative to this Agreement. IHK and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IHK and Merger Sub and the consummation by IHK and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of IHK or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of the issuance of the Stock Consideration by the holders of a majority of the shares of IHK Common Stock voted at the IHK Shareholders' Meeting (as defined in Section 6.01(b)), and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by IHK and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of IHK and Merger Sub, enforceable against them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

      SECTION  4.05   No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by IHK and Merger Sub will not, (i) conflict with or violate the Articles of Incorporation or By-laws or equivalent organizational documents of IHK, Merger Sub or any other IHK Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any foreign or domestic Law applicable to IHK, Merger Sub or any other IHK Subsidiary or by which any property or asset of IHK, Merger Sub or any other IHK Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of IHK, Merger Sub or any other IHK Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have an IHK Material Adverse Effect.

     (b) The execution and delivery of this Agreement by IHK and Merger Sub do not, and the performance of this Agreement by IHK and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Listing Market and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent IHK or Merger Sub from performing their respective obligations under this Agreement, and would not, individually or in the aggregate, have an IHK Material Adverse Effect.

      SECTION 4.06 Permits; Compliance. Each of IHK and the IHK Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for IHK or any IHK Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "IHK Permits"), except where the failure to have, or the suspension or cancellation of, any of the IHK Permits would not, individually or in the aggregate, have an IHK Material Adverse Effect, and, as of the date hereof, no suspension or cancellation of any of the IHK Permits is pending or, to the Knowledge of IHK, threatened, except where the failure to have, or the suspension or cancellation of, any of the IHK Permits would not, individually or in the aggregate, have an IHK Material Adverse Effect. Neither IHK nor any IHK Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to IHK or any IHK Subsidiary or by which any property or asset of IHK or any IHK Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which IHK or any IHK Subsidiary is a party or by which IHK or any IHK Subsidiary or any property or asset of IHK or any IHK Subsidiary is bound or affected or (iii) any IHK Permits, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an IHK Material Adverse Effect.

      SECTION  4.07   SEC Filings; Financial Statements.

     (a) IHK has filed all forms, reports and documents required to be filed by it with the SEC since March 31, 1995 (collectively, the "IHK SEC Reports"). The IHK SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No IHK Subsidiary is required to file any form, report or other document with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the IHK SEC Reports (the "IHK Financial Statements"), (i) was prepared from the books of account and other financial records of IHK and the consolidated IHK Subsidiaries, (ii) was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly, in all material respects, the consolidated financial position of IHK and the consolidated IHK Subsidiaries as at the respective dates thereof and the results of their operations and their cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have an IHK Material Adverse Effect and the omission of footnotes).

     (c) The books of account and other financial records of IHK and the IHK Subsidiaries from which the IHK Financial Statements were prepared: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of IHK, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

     (d) Except for liabilities and obligations reflected on the March 31, 1997 consolidated balance sheet of IHK (including the notes thereto), liabilities and obligations disclosed in the IHK SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 1997, neither IHK nor any IHK Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, are or are reasonably likely to be material to IHK and the IHK Subsidiaries taken as a whole.

     (e) IHK has heretofore furnished to the Company complete and correct copies of (i) all agreements, documents and other instruments not yet filed by IHK with the SEC but that are currently in effect and that IHK expects to file with the SEC after the date of this Agreement and (ii) all amendments and modifications that have not been filed by IHK with the SEC to all agreements, documents and other instruments that previously have been filed by IHK with the SEC and are currently in effect.

      SECTION  4.08   Absence of Certain Changes or Events.   Since March 31,
1997, except as contemplated by this Agreement or as disclosed in the IHK SEC Reports filed prior to the date of this Agreement, IHK and the IHK Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any IHK Material Adverse Effect, (b) any change by IHK in its accounting methods, principles or practices, except as may be required by U.S. GAAP, (c) any damage, destruction or loss (whether or not covered by insurance) with respect to properties or assets of IHK or any IHK Subsidiary that, individually or in the aggregate, would result in an IHK Material Adverse Effect, (d) any declaration, setting aside or payment of any dividend or distribution in respect of shares of IHK Common Stock or any redemption, purchase or other acquisition of any of its securities other than the previously declared regular quarterly dividend of $0.03 per share of IHK Common Stock, (e) any revaluation by IHK and the IHK Subsidiaries of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (f) any entry by IHK or any IHK Subsidiary into any commitment or transaction material to IHK and the IHK Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of IHK or any IHK Subsidiary, except in the ordinary course of business consistent with past practice,

(h) any acquisition or disposition by IHK or any IHK Subsidiary of any material asset, except in the ordinary course of business consistent with past practice,
(i) any incurrence, assumption or guarantee of any indebtedness or obligation relating to any lending or borrowing except current liabilities and commitments incurred in the ordinary course of business consistent with past practice, or
(j) any amendment, modification or termination of any existing, or entering into any new, material contract, or any material plan, lease, license, permit or franchise, except in the ordinary course of business consistent with past practice.

      SECTION  4.09   Absence of Litigation.

     (a) Except as set forth in Section 4.09 of the IHK Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the Knowledge of IHK, threatened against or affecting IHK or any IHK Subsidiary, or any property or asset of IHK or any IHK Subsidiary, before any court, arbitrator or Governmental Entity, which (i) individually or in the aggregate has had or is reasonably likely to have an IHK Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger.

     (b) Neither IHK nor any IHK Subsidiary nor any property or asset of IHK or any IHK Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of IHK, continuing investigation by, any Governmental Entity, or any Order, determination or award of any Governmental Entity or arbitrator having or reasonably likely to have, individually or in the aggregate, an IHK Material Adverse Effect.

      SECTION  4.10   Employee Benefit Plans; Labor Matters.

     (a) Section 4.10(a) of the IHK Disclosure Schedule contains a true and complete list of (i) all "employee benefit plans" (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which IHK or any IHK Subsidiary is a party, by which IHK or any IHK Subsidiary is bound, with respect to which IHK or any IHK Subsidiary has any obligation or which are maintained, contributed to or sponsored by IHK or any IHK Subsidiary for the benefit of any current or former employee, officer or director of IHK or any IHK Subsidiary and (ii) each employee benefit plan for which IHK or any IHK Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which IHK or any IHK Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "IHK Plans"). Each IHK Plan is in writing and IHK has previously made available to the Company a true and complete copy of each IHK Plan and a true and complete copy of (1) each trust or other funding arrangement, (2) each summary plan description and summary of material modifications, (3) the most recently filed IRS Form 5500,
(4) the most recently received IRS determination letter for each such IHK Plan, and (5) the most recently prepared actuarial report and financial statement in connection with each such IHK Plan.

Neither IHK nor any IHK Subsidiary has any express or implied commitment (I) to create, to incur liability with respect to, or to cause to exist any other employee benefit plan, program or arrangement, (II) to enter into any contract or agreement to provide compensation or benefits to any individual or (III) to modify, change or terminate any IHK Plan (other than with respect to a modification, change or termination required by ERISA or the Code).

     (b) Each of the IHK Plans that is a Multiemployer Plan or a Multiple Employer Plan is designated as such on Section 4.10(b) of the IHK Disclosure Schedule and, with respect to each IHK Plan so designated, except as would not have an IHK Material Adverse Effect: (i) neither IHK nor any IHK Subsidiary nor any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with IHK or any IHK Subsidiary would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a risk of a partial withdrawal, (iii) neither IHK, nor any IHK Subsidiary, nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, and (iv) no circumstances exist that present a risk that any such plan will go into reorganization. With respect to Multiemployer Plans and Multiple Employer Plans, except as would not have an IHK Material Adverse Effect, neither IHK nor any IHK Subsidiary would incur withdrawal liability in the event of a complete withdrawal within the meaning of Title IV of ERISA from any such Plan. None of the IHK Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any Person, (ii) obligates IHK or any IHK Subsidiary to pay separation, severance, termination or other benefits as a result of the Merger or (iii) obligates IHK or any IHK Subsidiary to make any payment or provide any benefit that would be subject to a tax under Section 4999 of the Code. None of the IHK Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of IHK or any IHK Subsidiary.

     (c) Each IHK Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such IHK Plan is so qualified and each trust established in connection with any IHK Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To IHK's Knowledge, no fact or event has occurred since the date of any such determination letter from the IRS that would adversely affect the qualified status of any such IHK Plan or the exempt status of any such trust. Each trust maintained or contributed to by the IHK or any IHK Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to IHK's Knowledge, no fact or event has occurred since the date of such determination by the IRS that would adversely affect such qualified or exempt status.

     (d) To IHK's Knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any IHK Plan. Neither IHK nor any IHK Subsidiary is currently liable or has previously incurred any liability for any tax or penalty (other than any tax or penalty that would not have an IHK Material Adverse Effect) arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and to IHK's Knowledge, no fact or event exists which would give rise to any such liability. Neither IHK nor any IHK Subsidiary has incurred any liability (other than any liability that would not have an IHK Material Adverse Effect) under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to IHK's Knowledge, no fact or event exists which would give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any IHK Plan.
No reportable event (within the meaning of Section 4043 of ERISA) for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation has not been waived has occurred or is expected to occur with respect to any IHK Plan subject to Title IV of ERISA. No asset of IHK or any IHK Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither IHK nor any IHK Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which would give rise to any such lien or requirement to post any such security.

     (e) Each IHK Plan is now and has been operated in all respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, except where any failure to so operate would not have an IHK Material Adverse Effect. No IHK Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. IHK's March 31, 1997 balance sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the IHK Plans. With respect to each IHK Plan subject to Title IV of ERISA, the accumulated benefit obligations of such IHK Plan are set forth in the footnotes to IHK's March 31, 1997 balance sheet.

     (f) IHK and the IHK Subsidiaries have not incurred any liability under, and have complied in all respects with, WARN and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time.

     (g) (i) Except as set forth in Section 4.10(g) of the IHK Disclosure Schedule, neither IHK nor any IHK Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by IHK or any IHK Subsidiary, nor, to the Knowledge of IHK, are there any activities or proceedings of any labor union to organize any such employees;
(ii) except as would not have an IHK Material Adverse Effect, neither IHK nor any IHK Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against IHK or any IHK Subsidiary under any such agreement or contract; (iii) there are no unfair labor practice complaints pending against IHK or any IHK Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of IHK or any IHK Subsidiary; and
(iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of IHK, threat thereof, by or with respect to any employees of IHK or any IHK Subsidiary. The consent of the labor unions which are parties to the collective bargaining agreements listed in Section 4.10(g) of the IHK Disclosure Schedule is not required to consummate the Merger.

      SECTION 4.11 Intellectual Property. IHK and the IHK Subsidiaries own, or possess adequate licenses or other valid rights to use, all Intellectual Property Rights used or held for use in connection with the business of IHK and the IHK Subsidiaries as currently conducted. The conduct of the business of IHK and the IHK Subsidiaries as currently conducted does not and will not conflict in any way with any Intellectual Property Rights of any third party that, individually or in the aggregate, would have an IHK Material Adverse Effect. To the Knowledge of IHK, there are no infringements of an Intellectual Property Right owned by or licensed by or to IHK or any IHK Subsidiary that, individually or in the aggregate, would have an IHK Material Adverse Effect. Neither IHK nor any IHK Subsidiary has licensed or otherwise permitted the use by any third party of any Intellectual Property Rights on terms or in a manner which, individually or in the aggregate, would have an IHK Material Adverse Effect. Neither IHK nor any IHK Subsidiary is in breach of any agreements pursuant to which IHK or any IHK Subsidiary has a license to use Intellectual Property Rights, which breach has had or is reasonably likely to have an IHK Material Adverse Effect, and the Merger will not constitute such a breach or otherwise reduce or impair, in any material respect, the rights of IHK or any IHK Subsidiary under such license agreements. No claims are pending or, to the Knowledge of IHK, threatened by any Person with respect to the ownership, validity or enforceability of any Intellectual Property Rights owned by or licensed to or by IHK or any IHK Subsidiary or challenging or questioning the right of IHK or any IHK Subsidiary to use any Intellectual Property Rights, except claims that would not, if determined adversely to IHK or any IHK Subsidiary, individually or in the aggregate, have an IHK Material Adverse Effect.

      SECTION  4.12   Taxes.   IHK and each of the IHK Subsidiaries have (a)
filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all taxes shown to be due on such returns and have paid all applicable ad valorem and value added taxes as are due, and (c) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of any failure to file such returns or to pay or accrue such taxes which would not individually or in the aggregate, have an IHK Material
Adverse Effect.   IHK has open years for federal income tax returns and state income and franchise tax returns only as set forth in the Section 4.12 of the IHK Disclosure Schedule. IHK and each IHK Subsidiary have withheld or collected and paid over to the appropriate Governmental Entity (or are properly holding for such payment) all taxes required by Law to be withheld or collected.
Neither IHK nor any IHK Subsidiary has made an election under Section 341(f) of the Code. No requests for waivers of the time to assess any taxes against IHK or any IHK Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the IHK SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have an IHK Material Adverse Effect. Except as set forth in Section 4.12 of the IHK Disclosure Schedule, neither IHK nor any IHK Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

      SECTION 4.13 Environmental Matters. Except as would not, individually or in the aggregate, have an IHK Material Adverse Effect: (i) neither IHK nor any IHK Subsidiary has violated or is in violation of any Environmental Law;
(ii) none of the properties owned or leased by IHK or any IHK Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) neither IHK nor any IHK Subsidiary is actually or potentially or, to the Knowledge of IHK, allegedly liable for any off-site contamination; (iv) neither IHK nor any IHK Subsidiary is actually or potentially or, to the Knowledge of IHK, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) each of IHK and each IHK Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("IHK Environmental Permits"); and (vi) each of IHK and each IHK Subsidiary has always been and is in compliance with its IHK Environmental Permits.

      SECTION 4.14 Products. Except as would not have an IHK Material Adverse Effect, (a) there have been no written notices, citations or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed by IHK or any IHK Subsidiary (the "IHK Products") is defective or fails to meet any applicable standards promulgated by such Governmental Entity,
(b) IHK and the IHK Subsidiaries have complied with all Laws applicable to design, manufacture, labeling, testing and inspection of IHK Products, and (c) there have been no recalls ordered or, to the knowledge of IHK, threatened by any Governmental Entity with respect to any of the IHK Products. Neither IHK nor any IHK Subsidiary has entered into any agreement or arrangement that limits or otherwise restricts IHK or any IHK Subsidiary or any successor thereto, or that would limit IHK or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area.

      SECTION  4.15   Properties and Assets; Real Property and Leases.

     (a) IHK and the IHK Subsidiaries have sufficient title to all their respective properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as, individually or in the aggregate, would not have an IHK Material Adverse Effect.

     (b) Set forth in Section 4.15(b) of IHK's Disclosure Schedule is a true, correct and complete list (including a general description of the uses for such real property) of all real property owned or leased by IHK and each of the IHK Subsidiaries.

     (c) Except as would not have an IHK Material Adverse Effect, each parcel of real property owned or leased by IHK or any IHK Subsidiary (i) is owned or leased free and clear of all Liens, other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of IHK or such IHK Subsidiary consistent with past practices and (D) all matters of record, Liens and other imperfections of title and encumbrances (including, without limitation, Deed Reservations), (2) Deed Reservations reserving an interest in mineral rights, including without limitation, petroleum, petroleum products, phosphate minerals, oil and gas, (3) any covenant or restriction pursuant to any deed or recorded plat affecting the Property and (4) any other Deed Reservation) which, individually or in the aggregate, would not adversely affect the use of the property for its intended purpose, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of IHK, has any such condemnation, expropriation or taking been proposed.

     (d) All leases of real property leased for the use or benefit of IHK or any IHK Subsidiary to which IHK or any IHK Subsidiary is a party or by which IHK or any IHK Subsidiary is bound, and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by IHK or any IHK Subsidiary or any other party thereto, nor any event which with notice or lapse of time or both would constitute a default thereunder by IHK or any IHK Subsidiary or any other party thereto, except as, individually or in the aggregate, would not have an IHK Material Adverse Effect.

      SECTION 4.16 Insurance. IHK and the IHK Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of IHK and the IHK Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of IHK and the IHK Subsidiaries or any properties owned, occupied or controlled by IHK or any IHK Subsidiary in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of IHK and the IHK Subsidiaries. IHK and each of the IHK Subsidiaries may terminate each of its insurance policies or binders at or after the Closing and will incur no material penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks. There is no material default with respect to any provision contained in any such policy or binder, nor has IHK or any of the IHK Subsidiaries failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the IHK SEC Reports or in Schedule 4.16 of the IHK Disclosure Schedule, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the Knowledge of IHK, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to IHK or any of the IHK Subsidiaries that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to IHK or any of the IHK Subsidiaries.

      SECTION  4.17   Opinion of Financial Advisor.   IHK has received a
fairness opinion of Lehman Brothers Inc. ("Lehman Brothers") on the date of this Agreement and IHK will promptly, upon the execution of this Agreement by the Company, deliver a copy of such opinion to the Company.

      SECTION 4.18 Vote Required. The only vote of the holders of any class or series of capital stock of IHK necessary to approve the transactions contemplated by this Agreement is the approval of the issuance of the Stock Consideration by the affirmative vote of the holders of a majority of the shares of IHK Common Stock voted at the IHK Shareholders' Meeting (as defined in
Section 6.01(b)).

      SECTION 4.19 Brokers. Except as set forth in Section 4.19 of the IHK Disclosure Schedule, other than Lehman Brothers, no broker, finder or investment banker is entitled to a brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of IHK. IHK has heretofore made available to the Company a complete and correct copy of all agreements between IHK and Lehman Brothers pursuant to which such firm would be entitled to any payment relating to the Merger.

      SECTION  4.20   Information Supplied.

     (a) The Offer Documents and any other documents to be filed by IHK and Merger Sub with the SEC or any other governmental or regulatory authority in connection with the Offer and the other transactions contemplated hereby will not, on the date of its filing or, with respect to the Offer Documents, on the date they are filed with the SEC and first published, sent or given to stockholders of the Company and the date shares of Company Common Stock are purchased pursuant to the Offer, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by IHK or Merger Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein and information incorporated by reference therein from documents filed by the Company or any of the Company Subsidiaries with the SEC. The Offer Documents and any other such documents filed by IHK or Merger Sub with the SEC under the Exchange Act or with any other governmental or regulatory authority under applicable law will comply as to form in all material respects with the requirements of the Exchange Act or applicable law, as the case may be.

     (b) Neither the information supplied or to be supplied in writing by or on behalf of IHK or Merger Sub for inclusion, nor the information incorporated by reference from documents filed by IHK or any of the IHK Subsidiaries including Merger Sub, with the SEC, in the Schedule 14D-9, or any other documents to be filed by IHK or Merger Sub or the Company with the SEC or any other governmental or regulatory authority in connection with the Offer and the other transactions contemplated hereby will on the date of its filing or, with respect to the
Schedule 14D-9, on the date it is filed with the SEC and first published, sent or given to stockholders of the Company, contains any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading.

     (c) None of the information supplied or to be supplied by IHK for inclusion or incorporation by reference in the Registration Statement will at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by IHK and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to shareholders of IHK, or at the time of the IHK Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to IHK or any IHK Subsidiary, or with respect to other information supplied by IHK for inclusion in the Proxy Statement or the Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by IHK for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      SECTION 4.21 Financing. In connection with the transactions contemplated by this Agreement, Lehman Brothers Commercial Paper Inc. ("LBCPI") has issued a commitment letter (the "Lehman Brothers Commitment") to IHK, a true and correct copy of which has been delivered to the Company, for funds which, together with cash available to IHK, will enable IHK (or cause Merger Sub) to
(a) pay the Offer Price pursuant to the Offer, (b) pay the Cash Consideration pursuant to the Merger, (c) refinance such of its existing indebtedness as shall be necessary to consummate the Offer and the Merger and the financing therefor and provide working capital prior to the Effective Time and (d) pay related fees and expenses. Upon consummation of the Offer, IHK will provide funds obtained from the Lehman Brothers Commitment to Merger Sub sufficient to pay for all amounts described above.

                                 ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER


      SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless IHK shall otherwise agree in writing:

     (a) the Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by the Company or any Company Subsidiary specifically permitted by any other provision of this Section 5.01 shall be deemed a breach of this Section 5.01(a);

     (b) neither the Company nor any Company Subsidiary shall amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

     (c) neither the Company nor any Company Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for (A) the issuance of a maximum of 200,000 shares of Company Common Stock issuable pursuant to Company Options outstanding on the date hereof in accordance with the terms thereof and (B) issuances by a direct or indirect wholly owned subsidiary of the Company of capital stock to such subsidiary's parent) or (ii) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

     (d) neither the Company nor any Company Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than (i) any regular quarterly dividends declared and paid in accordance with past practice and not in excess of $0.0375 per share of Company Common Stock and (ii) dividends by a direct or indirect wholly owned subsidiary of the Company to such subsidiary's parent;

     (e) neither the Company nor any Company Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after the consummation of such transaction;

     (f) neither the Company nor any Company Subsidiary shall (i) acquire or dispose of (including, without limitation, by merger, consolidation, acquisition or disposition of stock or assets, or by liquidation or dissolution) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition or disposition of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $10,000,000 and any other dispositions for consideration which is not, in the aggregate, in excess of $10,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of the Company to a direct or indirect wholly owned Company Subsidiary or indebtedness of a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary and (C) other indebtedness with a maturity of not more than one year incurred in the ordinary course of business consistent with past practice; (iii) enter into, amend or terminate any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital expenditure, other than capital expenditures for the Company and the Company Subsidiaries as a whole, in an aggregate amount not exceeding the sum of (A) the amount provided in the capital expenditure budget for the fiscal year ending September 28, 1997 previously provided to IHK and (B) $5,000,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (f);

     (g) neither the Company nor any Company Subsidiary shall (i) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or (ii) except pursuant to existing policies and agreements, grant any severance or termination pay to any director, officer or other employee of the Company or any Company Subsidiary, or (iii) enter into or amend any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary or (iv) establish, adopt, enter into, extend, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (h) neither the Company nor any Company Subsidiary shall take any action, other than as required by the SEC or by U.S. GAAP, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (i) neither the Company nor any Company Subsidiary shall make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     (j) neither the Company nor any Company Subsidiary shall take any action that would prevent or impede any party to this Agreement from obtaining any consent or approval the receipt of which is a condition to the consummation of the Offer or the Merger;

     (k) neither the Company nor any Company Subsidiary shall enter into any agreement or arrangement that would limit or otherwise restrict the Company or any Company Subsidiary or any successor thereto or, after consummation of the Merger, IHK or any subsidiary thereof or any successor thereto, from engaging or competing in any line of business or in any geographic area;

     (l) neither the Company nor any Company Subsidiary shall pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course business and consistent with past practice, of liabilities reflected or reserved against in the September 29, 1996 consolidated balance sheet of the Company (including the notes thereto) or subsequently incurred in the ordinary course of business and consistent with past practice;

     (m) neither the Company nor any Company Subsidiary shall take any action that would result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 6.05, any of the conditions to the Offer set forth in Annex A or the conditions to the Merger set forth in Article VII not being satisfied; and

     (n) neither the Company nor any Company Subsidiary shall authorize or enter into an agreement to do anything prohibited by Sections 5.01(b) through (m).

      SECTION 5.02 Conduct of Business by IHK and the IHK Subsidiaries Pending the Merger. Except with respect to any action taken to incur indebtedness to fund the Offer, the Cash Consideration and any expenses incurred in connection therewith and to fund working capital requirements in the ordinary course of business prior to the Effective Time, IHK covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the IHK Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing:

     (a) IHK and the IHK Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with employees, customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by IHK or any IHK Subsidiary specifically permitted by any other provision of this Section 5.02 shall be deemed a breach of is Section 5.02(a);

     (b) Neither IHK nor any IHK Subsidiary shall amend or otherwise change its Articles of Incorporation or By-Laws or equivalent organizational documents;

     (c) Neither IHK nor any IHK Subsidiary shall issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of IHK or any IHK Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of IHK or any IHK Subsidiary (except for (A) the issuance of a maximum of 590,870 shares of IHK Common Stock pursuant to the IHK Option Plan, (B) pursuant to the IHK Employee Stock Purchase Plan and (C) issuances by a direct or indirect wholly owned subsidiary of IHK of capital stock to such subsidiary's parent or (ii) any assets of IHK or any IHK Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

     (d) Neither IHK nor any IHK Subsidiary shall declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than (i) any quarterly dividends declared and paid in accordance with past practice and not in excess of $0.03 per share of IHK Common Stock and (ii) such dividends by a direct or indirect wholly owned subsidiary of IHK to such subsidiary's parent;

     (e) Neither IHK nor any IHK Subsidiary shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except for any such transaction by a direct or indirect wholly owned subsidiary of IHK that remains a wholly-owned subsidiary of IHK after the consummation of such transaction;

     (f) Neither IHK nor any IHK Subsidiary shall (i) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets, or by liquidation or dissolution) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition or disposition of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration which is not, in the aggregate, in excess of $10,000,000 and any other dispositions for consideration which is not, in the aggregate, in excess of $10,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) indebtedness incurred in the ordinary course of business and consistent with past practice, (B) indebtedness of IHK to a direct or indirect wholly owned IHK Subsidiary or indebtedness of IHK or a direct or indirect wholly owned IHK Subsidiary to another direct or indirect wholly owned IHK Subsidiary, (C) other indebtedness with a maturity of not more than one year incurred in the ordinary course of business consistent with past practice and (D) indebtedness to fund the Offer and the Cash Consideration and the expenses incurred in connection therewith and to refinance the Company's and IHK's existing indebtedness; (iii) enter into, amend or terminate any contract or agreement material to the business, results of operations or financial condition of IHK and the IHK Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital expenditure, other than capital expenditures for IHK and the IHK Subsidiaries as a whole, in an aggregate ate amount not exceeding the sum of (A) the amount provided in the capital expenditure budget for the fiscal year ending March 31, 1998 previously provided to the Company and (B) $5,000,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (f);

     (g) Neither IHK nor any IHK Subsidiary shall (i) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of IHK or any IHK Subsidiary who are not officers of IHK, or (ii) except pursuant to existing policies and agreements, grant any severance or termination pay to any director, officer or other employee of IHK or any IHK Subsidiary, or (iii) except for change of control agreements specified in Section 5.02(g) of the IHK Disclosure Schedule enter into or amend any employment or severance agreement with any director, officer or other employee of IHK or any IHK Subsidiary or
(iv) establish, adopt enter into, extend, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

     (h) Neither IHK nor any IHK Subsidiary shall take any action, other than as required by the SEC or U.S. GAAP, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (i) Neither IHK nor any IHK Subsidiary shall make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     (j) Neither IHK nor any IHK Subsidiary shall take any action that would prevent or impede any party to this Agreement from obtaining any consent or approval the receipt of which is a condition to the consummation of the Offer or the Merger;

     (k) Neither IHK nor any IHK Subsidiary shall enter into any agreement or arrangement that would limit or otherwise restrict IHK or any IHK Subsidiary or any successor thereto, after the consummation of the Merger, from engaging or competing in any line of business or in any geographic area;

     (l) Neither IHK nor any IHK Subsidiary shall pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the March 31, 1997 consolidated balance sheet of IHK or subsequently incurred in the ordinary course of business and consistent with past practice;

     (m) Neither IHK nor any IHK Subsidiary shall take any action that would result in (i) any of the representations or warranties of IHK and the Merger Sub set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations or warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Offer set forth in Annex A or the conditions to the Merger set forth in Article VII not being satisfied; and

     (n) Neither IHK nor any IHK Subsidiary shall authorize or enter into an agreement to do anything prohibited by Sections 5.02(b) through (m).

      SECTION  5.03   Government Filings.

     (a) The Company shall use commercially reasonable efforts to promptly file and shall cause the Company Subsidiaries to promptly file all reports required to be filed by any of them with any Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to IHK copies of all such reports promptly after the same are filed.

     (b) IHK shall use commercially reasonable efforts to promptly file and shall cause each IHK Subsidiary to promptly file all reports required to be filed by any of them with any Governmental Entities between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to the Company copies of all such reports promptly after the same are filed.

     (c) Subject to applicable Laws, IHK shall have the right to review in advance, and to the extent practicable to consult with the Company, with respect to all the information relating to IHK or any IHK Subsidiary or the Merger which appears in any Company or Company Subsidiary filings made with, or written materials submitted to, any Governmental Entity.

     (d) Subject to applicable Laws, the Company shall have the right to review in advance, and to the extent practicable to consult with IHK, with respect to all the information relating to the Company or any Company Subsidiary or the Merger which appears in any IHK or IHK Subsidiary filings made with, or written materials submitted to, any Governmental Entity.

     (e) In exercising the rights provided by Sections 5.03(c) and 5.03(d), each of the parties hereto agrees to act reasonably and as promptly as practicable.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS


      SECTION  6.01   Stockholders' Meetings.

     (a) Unless otherwise required pursuant to the applicable fiduciary duties of the Company's Board of Directors to the stockholders of the Company (as determined in good faith by the Company's Board of Directors based upon the advice of outside counsel), (i) the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger, and the Company shall use commercially reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which shares of Company Common Stock are purchased in the Offer and the Registration Statement becomes effective, (ii) the Company's Board of Directors shall recommend such approval (as well as acceptance of the Offer), and (iii) the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement.

     (b) Unless otherwise required pursuant to the applicable fiduciary duties of IHK's Board of Directors to the shareholders of IHK (as determined in good faith by IHK's Board of Directors based upon the advice of outside counsel), (i) IHK shall call and hold a meeting of its shareholders (the "IHK Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the issuance of the Stock Consideration, and IHK shall use commercially reasonable efforts to hold the IHK Shareholders' Meeting as soon as practicable after the date on which shares of Company Common Stock are purchased in the Offer and the Registration Statement becomes effective, (ii) the IHK's Board of Directors shall recommend such approval, and (iii) IHK shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement.

      SECTION  6.02   Registration Statement; Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement (i) IHK and the Company shall prepare and IHK shall file with the SEC the Registration Statement in connection with the registration under the Securities Act of the shares of IHK Common Stock to be issued to the stockholders of the Company in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement/prospectus (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the Stockholders' Meetings. The Registration Statement shall also register the resale of IHK Common Stock received in the Offer and the Merger by Affiliates of the Company by such Affiliates and IHK shall maintain the effectiveness of the Registration Statement with respect to such resales of such IHK Common Stock for a period of one year after the Effective Time. At any time during such one year period, upon IHK's request, any such Affiliates shall not be allowed to sell IHK Common Stock pursuant to such Registration

Statement for a period of 45 days if (i) IHK or any IHK Subsidiary is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such sales were not made), and IHK determines in good faith that such disclosure would be materially detrimental to IHK and its stockholders, or
(ii) IHK determines to effect a registered underwritten public offering of IHK's equity securities or of securities convertible to IHK's equity securities for IHK's account and IHK takes substantial steps (including, but not limited to, selecting the managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering; provided, however, that IHK may only make such a request twice during such one year period. A deferral of such sales shall be lifted, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for IHK's account is abandoned. The Company and such Affiliates shall furnish all information concerning the Company and such Affiliates as IHK may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. IHK shall use commercially reasonable efforts, and the Company and such Affiliates will cooperate with IHK, to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Prior to the effective date of the Registration Statement, IHK shall take all action required under any applicable federal or state securities Laws in connection with the issuance of shares of IHK Common Stock pursuant to the Merger. IHK shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and advise the Company of any verbal comments with respect to the Registration Statement received from the SEC. IHK and the Company shall each give the other and its counsel the opportunity to review the Registration Statement and each document to be incorporated by reference therein and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. IHK and the Company shall each use commercially reasonable efforts, after consultation with the other party, to respond promptly to all such comments of and requests by the SEC. Unless otherwise required by the applicable fiduciary duties of the respective Boards of Directors to their respective stockholders (as determined in good faith by each respective Board of Directors based upon the advice of its outside counsel), as promptly as practicable after the Registration Statement shall have become effective, the Company and IHK shall mail the Proxy Statement to their respective stockholders.

     (b) Unless otherwise required pursuant to the applicable fiduciary duties of the respective Boards of Directors to their respective stockholders (as determined in good faith by each respective Board of Directors based upon the advice of its outside counsel), no amendment or supplement to the Proxy Statement or the Registration Statement will be made by IHK or the Company without the approval of the other party, which approval shall not be unreasonably withheld. IHK will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of IHK Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement.

     (c) Notwithstanding anything to the contrary in this Agreement, (i) IHK shall have no obligation to mail the Proxy Statement to its shareholders unless and until IHK shall have received the "comfort letter" referred to in Section 6.10(a) and (ii) the Company shall have no obligation to mail the Proxy Statement to its stockholders unless and until the Company shall have received the "comfort letter" referred to in Section 6.10(b).

     (d) The information supplied by IHK for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to its shareholders and (iii) the time of the IHK Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the time of the IHK Shareholders' Meeting, any event or circumstance relating to IHK or any IHK Subsidiary, or their respective officers or directors, should be discovered by IHK which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, IHK shall promptly inform the Company.

     (e) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the time of the Company Stockholders' Meeting any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform IHK.

     (f) All documents that IHK is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (g) All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      SECTION  6.03   Access to Information; Confidentiality.

     (a) To the fullest extent possible, consistent with applicable Law, the Company shall afford to IHK and its officers, employees, accountants, counsel, financial advisors and other representatives ("Representatives") reasonable access during normal business hours during the period prior to the Effective Time to all the officers, employees, agents, properties, books, contracts, commitments and records of the Company and the Company Subsidiaries, and will cooperate in furnishing and cause its officers, employees and agents to furnish information regarding the Company and the Company Subsidiaries reasonably required in connection with the indebtedness contemplated by the Lehman Brothers Commitment and during such period, the Company shall furnish promptly to IHK and its Representatives all information concerning the businesses, properties and personnel of the Company and the Company Subsidiaries as IHK may reasonably request.

     (b) Until the Effective Time, IHK and the Company will be bound by, and will hold any information received pursuant to this Agreement in confidence in accordance with the terms of, the confidentiality agreement between the Company and IHK dated August 26, 1997 (the "Confidentiality Agreement").

     (c) To the fullest extent possible, consistent with applicable Law, IHK shall, and shall cause the IHK Subsidiaries to, afford to the Company and its Representatives reasonable access during normal business hours during the period prior to the Effective Time to all the officers, employees, agents, properties, books, contracts, commitments and records of IHK and the IHK Subsidiaries, and during such period, IHK shall furnish promptly to the Company and its Representatives all information concerning the businesses, properties and personnel of IHK and the IHK Subsidiaries as the Company may reasonably request.

     (d) No investigation by either the Company or IHK shall affect the representations and warranties of the other.

      SECTION  6.04   Approvals and Consents; Cooperation.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties (i) shall make promptly its filings, and thereafter make any other required submissions, under the HSR Act with respect to the Offer and the Merger and (ii) shall use all commercially reasonable efforts to obtain as promptly as practicable (A) all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities, including opposing any attempt by any Governmental Entity to obtain a preliminary or permanent injunction, or to affirm on appeal any such injunction, from the Federal Trade Commission or a federal or state court to enjoin the consummation of the Offer and the Merger under any antitrust Law, and provided that IHK shall consider in good faith but shall not be required to agree to any proposal to make any material modification to the business transaction contemplated by this Agreement in order to obtain the agreement of any Governmental Entity to permit the Offer and Merger to be consummated, and (B) all necessary consents, approvals or waivers from third parties and (iii) shall execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) The Company and IHK each agrees that it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

      SECTION  6.05   No Solicitation of Transactions.

     (a) The Company agrees that neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or the making of any proposal, or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 20% or more of the equity securities of, the Company or any Company Subsidiary that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company's Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (ii) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (iii) recommending such an unsolicited bona fide written Acquisition Proposal to the holders of Company Common Stock if and only to the extent that, in any such case as is referred to in clause (ii) or (iii), (A) the Company's Board of Directors concludes in good faith (after consultation with its legal counsel and financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and would, if consummated, result in a transaction more favorable to holders of Company Common Stock than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being hereinafter referred to as a "Superior Proposal"), (B) the Company's Board of Directors determines in good faith after consultation with legal counsel that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law, (C) prior to providing any information or data to any Person in connection with a Superior Proposal by any such Person, the Company's Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement and (D) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company's Board of Directors notifies IHK promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or any of their Representatives indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it shall keep IHK informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

     (b) The Company agrees that it will take the necessary steps to promptly inform each Company Subsidiary and each Representative of the Company or any Company Subsidiary of the obligations undertaken in this Section 6.05.

      SECTION 6.06 Employee Benefits Matters. Annex B hereto sets forth certain agreements among the parties hereto with respect to employee benefits matters and is incorporated herein by this reference.

      SECTION  6.07   Directors' and Officers' Indemnification and Insurance.

     (a) From and after the Effective Time, IHK shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, each present and former director, officer, employee and fiduciary the Company and each Company Subsidiary and each Person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary or employee of another corporation, partnership, joint venture, trust pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable Law, against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee or fiduciary, whether occurring before or after the Effective Time, including, without limitation, the transactions contemplated by this Agreement (and shall also advance, or cause to be advanced, expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides the undertaking to repay such advances contemplated by Section 145(e) of the DGCL). IHK and Merger Sub agree that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (b) Without limiting the foregoing, in the event any claim, action, suit, proceeding or investigation (a "Claim") is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time
(i) the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to IHK and the Surviving Corporation, (ii) IHK and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the

Indemnified Parties promptly as statements therefor are received and (iii) IHK and the Surviving Corporation will use commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that neither IHK nor the Surviving Corporation shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 6.07, upon learning of any such Claim, shall notify IHK (but the failure so to notify IHK shall not relieve IHK from any liability that IHK may have under this Section 6.07 except to the extent such failure materially prejudices
IHK), and shall deliver to IHK the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) For a period of six years after the Effective Time, IHK shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that IHK may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall IHK be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $260,000 per year in the aggregate).

      SECTION  6.08   Obligations of IHK and Merger Sub.   IHK shall take all
action necessary to perform, and shall cause Merger Sub to perform, its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

      SECTION 6.09 Affiliates' Letters. No later than 5 days from the date of this Agreement, the Company shall deliver to IHK a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act of the Company (each such person being a "Company Affiliate"). The Company shall provide IHK with such information and documents as IHK shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to IHK, prior to the Effective Time, a letter substantially in the form attached hereto as Exhibit 6.09, executed by each of the Company Affiliates identified in the foregoing list and of any person who shall have become a Company Affiliate subsequent to the delivery of such list.

      SECTION  6.10   Letters of Accountants.

     (a) The Company shall use commercially reasonable efforts to cause to be delivered to IHK a "comfort" letter of Price Waterhouse LLP or Arthur Andersen LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and addressed to IHK, in the form, scope and content contemplated by Statement on Auditing Standards No. 72, as amended issued by the American Institute of Certified

Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to the Company and its consolidated subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by IHK, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

     (b) IHK shall use commercially reasonable efforts to cause to be delivered to the Company a "comfort letter" of Deloitte & Touche LLP, IHK's independent public accountants, dated the date on which the Registration Statement shall become effective, and addressed to the Company, in the form, scope and content contemplated by SAS 72, relating to the financial statements and other financial data with respect to IHK and the IHK Subsidiaries included in or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by the Company, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

      SECTION 6.11 Listing Market. IHK shall promptly prepare and submit to the American Stock Exchange or such other stock exchange or market as the parties reasonably agree (the "Listing Market") a listing application covering the shares of IHK Common Stock to be issued in the Merger and pursuant to Substitute Options, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such IHK Common Stock, subject to official notice to the Listing Market of issuance, and the Company shall cooperate with IHK with respect to such listing.

      SECTION 6.12 IHK Board Representation. Prior to the Effective Time, IHK shall cause two nominees of the Company ("Company Nominees"), subject to the reasonable approval of IHK, to be elected as directors of IHK (and to be in office immediately prior to the Effective Time). For a period of one or two years after the Effective Time, depending on the class to which such Company Nominee is initially elected, IHK shall cause each such Company Nominee to be nominated for re-election to an additional three year term at the expiration of his initial term in office.

      SECTION 6.13 Company Rights Plan. The Company's Board of Directors shall take all further action (in addition to that described in Section 3.20) necessary in order to render the Company Rights inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement, to terminate the Company Rights Agreement as of the Effective Time and to ensure that IHK and Merger Sub will not have any obligations in connection with the Rights Agreement or the Company Rights (including by redeeming the Company Rights immediately prior to the Effective Time or by amending the Company Rights Agreement).
Except as otherwise provided in this Section 6.13 and Section 3.20, the Company shall not, prior to the Effective Time, redeem the Company Rights or amend or terminate the Company Rights Agreement unless (a) required to do so by order of a court of competent jurisdiction or (b) required by the applicable fiduciary duties of the Company's Board of Directors to the stockholders of the Company (as determined in good faith by the Company's Board or Directors based upon the advice of outside counsel).

      SECTION 6.14 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements, IHK and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation.

      SECTION  6.15   Subsequent Financial Statements.

     (a) As soon as practicable following filing, the Company shall deliver to IHK a copy of each periodic report on Forms 10-Q or 10-K, so filed prior to the Effective Time. The financial statements contained therein are referred to as the "Company Subsequent Financial Statements." The Company Subsequent Financial Statements (i) will be prepared from the books of account and other financial records of the Company and the consolidated Company Subsidiaries, (ii) will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and
(iii) will present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and the results of their operations and cash flows for the respective periods indicated therein except as otherwise noted therein (subject in the case of unaudited statements, to normal and recurring year-end adjustments which shall not be expected, individually or in the aggregate, to have a Company Material Adverse Effect and the omission of footnotes).

     (b) As soon as practicable following filing, IHK shall deliver to the Company a copy of each periodic report on Forms 10-Q or 10-K, so filed prior to the Effective Time. The financial statements contained therein are referred to as the "IHK Subsequent Financial Statements." The IHK Subsequent Financial Statements (i) will be prepared from the books of account and other financial records of IHK and the consolidated IHK Subsidiaries, (ii) will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) will present fairly, in all material respects, the consolidated financial position of IHK and the consolidated IHK Subsidiaries as at the respective dates thereof and the results of their operations and cash flows for the respective periods indicated therein except as otherwise noted therein (subject in the case of unaudited statements, to normal and recurring year-end adjustments which shall not be expected, individually or in the aggregate, to have an IHK Material Adverse Effect and the omission of footnotes).

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

      SECTION 7.01 Conditions to Each Party's Obligation to Effect the Merger. The obligations of the Company, IHK and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and the issuance of the IHK Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the shareholders of IHK in accordance with the applicable rules and regulations of the Listing Market;

     (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (c) no Governmental Entity (as defined in Section 9.12(g)) or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of restraining or making the Merger illegal or otherwise prohibiting consummation of the Merger;

     (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

     (e) the shares of IHK Common Stock to be issued in the Merger and pursuant to Substitute Options shall have been authorized for listing on the Listing Market, subject to official notice of issuance; and

     (f) Merger Sub shall have purchased shares of Company Common Stock pursuant to the Offer.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER


      SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby, as follows:

     (a) by mutual written consent of IHK and the Company;

     (b) by either IHK or the Company, if the Effective Time shall not have occurred on or before May 31, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

     (c) by either IHK or the Company, if any court of competent jurisdiction in the United States or other Governmental Entity, based otherwise than on any antitrust Law, (i) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable or (ii) shall have failed to issue an Order or to take any other action necessary to fulfill the conditions to the Closing of the Merger and such denial of a request to issue such Order or take such other action shall have become final and nonappealable;

     (d) (x) by either IHK or the Company, if this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption at the Company Stockholders' Meeting or (y) by the Company, if the issuance of the IHK Common Stock as part of the Merger shall fail to receive the requisite vote for approval at the IHK Shareholders' Meeting;

     (e) by IHK, if prior to the payment for shares of Company Common Stock pursuant to the Offer (i) the Company's Board of Directors withdraws, modifies or changes its approval or recommendation (including by amendment of the Schedule 14D-9) of this Agreement, the Offer or the Merger in a manner adverse to IHK or Merger Sub, (ii) the Company's Board of Directors shall, at a time when there is an Acquisition Proposal with respect to the Company, fail to reaffirm such approval or recommendation of this Agreement, the Offer or the Merger upon the reasonable request of IHK and Merger Sub, (iii) the Company's Board of Directors shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by the other parties hereto or an affiliate thereof; (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Company's Board of Directors fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or (v) the Company's Board of Directors shall resolve to take any of the actions specified in clauses (i) through (iv) of this Section 8.01(e);

     (f) by the Company, prior to the payment for shares of Company Common Stock pursuant to the Offer, upon five Business Days' prior notice to IHK and Merger Sub (which notice shall be revocable by the Company), if, as a result of a Superior Proposal received by the Company from a Person other than a party to this Agreement or any of its affiliates, the Company's Board of Directors determines in good faith that their fiduciary obligations under applicable Law require that such Superior Proposal be accepted; provided, however, that (i) the Company's Board of Directors shall have concluded in good faith, after considering applicable provisions of Law and after giving effect to all concessions which may be offered by IHK and Merger Sub pursuant to clause (ii) below, on the basis of advice of counsel, that such action is necessary for the Company's Board of Directors to act in a manner consistent with its fiduciary duties under applicable laws and (ii) prior to the effective date of any such termination, the Company shall provide IHK and Merger Sub with an opportunity to make such adjustments in the terms and conditions of this Agreement, the Offer or the Merger as would enable the Company to proceed with the transactions contemplated hereby; provided, however, that it shall be a condition to the effectiveness of termination by the Company pursuant to this
Section 8.01(f) that the Company shall have made the payment of the Termination Fee (as defined below) to IHK required by Section 8.05(b);

     (g) by IHK, prior to the payment for shares of Company Common Stock pursuant to the Offer, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions to the Offer set forth in clauses (c) or (d) of Annex A would be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company and for so long as the Company continues to exercise all reasonable efforts to cure such Terminating Company Breach, IHK may not terminate this Agreement under this
Section 8.01(g);

     (h) by the Company, prior to the payment for shares of Company Common Stock pursuant to the Offer, upon breach of any representation, warranty, covenant or agreement on the part of IHK or Merger Sub set forth in this Agreement, or if any representation or warranty of IHK and Merger Sub shall have become untrue, in either case except for such breaches or failures (i) which, individually or in the aggregate, would not have an IHK Material Adverse Effect and (ii) which, individually or in the aggregate, would not materially impair or delay the ability of Merger Sub to consummate the Offer or the ability of IHK, Merger Sub and the Company to effect the Merger ("Terminating IHK Breach"); provided, however, that, if such Terminating IHK Breach is curable by IHK and Merger Sub and for so long as IHK and Merger Sub continue to exercise all reasonable efforts to cure such Terminating IHK Breach, the Company may not terminate this Agreement under this Section 8.01(h);

     (i) by IHK, if the Offer is terminated or expires without the purchase of any shares of Company Common Stock thereunder, unless such termination or expiration has been caused by or resulted from the failure in any material respect of IHK or Merger Sub to perform any of its covenants and agreements contained in this Agreement or in the Offer;

     (j) by the Company, if all of the conditions to the Offer set forth in Annex A except for clause (2) have been satisfied and IHK fails to accept and pay for shares of Company Common Stock in the Offer solely because of the failure of LBCPI to fund its loan commitment contained in the Lehman Brothers Commitment; and

     (k) by the Company, if on May 29, 1998, the Effective Time shall not have occurred because IHK and Merger Sub have not been permitted to consummate the Offer and the Merger by reason of any antitrust Law.

      SECTION 8.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and, except as provided in Section 8.05, there shall be no liability under this Agreement on the part of IHK, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, provided that nothing herein shall relieve any party from liability for any breach of this Agreement (it being understood that IHK and Merger Sub shall have no liability for failure to obtain financing of the Offer and the Merger or to obtain expiration of all waiting periods under the HSR Act or to avoid the entry or affirmation of any injunction under any antitrust Law in respect of the Offer or the Merger, unless the Company elects to terminate this Agreement under Section 8.01(j) or (k), respectively, and then only to the extent provided in Section 8.05(c)).

      SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION  8.05   Fees and Expenses.

     (a) Except as set forth in this Section 8.05, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that the Company and IHK each shall pay one-half of all Expenses (as defined below) relating to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger.

     (b)  The Company and IHK agree that

     (i) if IHK shall terminate this Agreement pursuant to Section 8.01(e) or

     (ii) if the Company shall terminate this Agreement pursuant to Section 8.01(f) or

     (iii) if (A) IHK or the Company shall terminate this Agreement pursuant to Section 8.01(d) due to the failure of the Company's stockholders to approve and adopt this Agreement and (B) at the time of such failure to so approve and adopt this Agreement there shall exist an Acquisition Proposal with respect to the Company and, within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal with respect to the Company, then the Company shall pay to IHK an amount equal to $8,000,000 (the "Company Termination Fee").

     (c) The Company and IHK agree that if the Company shall terminate this Agreement pursuant to Section 8.01(j) or (k), then IHK shall pay to the Company an amount equal to $8,000,000 (the "IHK Termination Fee").

     (d) The Company Termination Fee required to be paid pursuant to Section 8.05(b)(ii) shall be paid prior to, and shall be a pre-condition to effectiveness of termination of this Agreement pursuant to Section 8.01(f) and the Company Termination Fee required to be paid pursuant to Section 8.05(b)(iii) shall be paid to IHK on the next Business Day after a definitive agreement is entered into with a third party with respect to an Acquisition Proposal with respect to the Company. Any payment of a Company Termination Fee otherwise required to be made pursuant to Section 8.05(b) or an IHK Termination Fee required to be made pursuant to Section 8.05(c) shall be made not later than two Business Days after termination of this Agreement. All payments under this
Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by the payee.

                                  ARTICLE IX

                              GENERAL PROVISIONS


      SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that representations, warranties and agreements set forth in Articles I and II and Sections 6.06, 6.07 and 6.12 and Article IX shall survive the Effective Time for the respective periods set forth in such sections or, if no such period is specified, indefinitely and those set forth in Sections 3.19, 4.19, 6.03(b), 8.02 and 8.05 and Article IX shall survive termination for the respective periods set forth in such sections or, if no such period is specified, indefinitely.

      SECTION  9.02   Notices.

     (a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be sent by an overnight courier service that provides proof of receipt, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Company:

               Savannah Foods & Industries, Inc.
               Two East Bryan Street
               Savannah, Georgia 81401
               Attention:  Corporate Secretary
               Telecopier No.: (912) 651-4905

          with a copy to:

               Skadden Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Telecopier No.: (212) 735-2000
               Attention: Stephen M Banker

          if to IHK or Merger Sub:

               Imperial Holly Corporation
               One Imperial Square
               P.O. Box 9
               Sugar Land, Texas 77847
               Attention: James C. Kempner
               Telecopier No.: (281) 490-4895

          with a copy to:

               Andrews & Kurth L.L.P.
               4200 Texas Commerce Tower
               Houston, Texas  77002
               Attention: Robert V. Jewell
               Telecopier No.: (713) 220-4285

     (b) If this Agreement provides for a designated period after a notice within which to perform an act, such period shall commence on the date of receipt or refusal of the notice.

     (c) If this Agreement requires the exercise of a right by notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of delivery to the courier service, telecopying or mailing of the notice pursuant to which such right is exercised.

     (d) Notices of changes of address shall be effective only upon receipt.

      SECTION 9.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.04 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

      SECTION  9.05   Interpretation.

     (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement" and "the date hereof" shall be deemed to refer to the date in the first paragraph of this Agreement.

     (b) The Parties hereto acknowledge that certain matters set forth in the applicable Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the Company or IHK that such disclosure is required to be made under the terms or any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement. Notwithstanding anything to the contrary in Articles III and IV, each section of the Disclosure Schedule that includes an asterisk in its heading is intended to be responsive to statements in the correspondingly numbered representation or warranty requesting a listing of specified matters and does not list exceptions to the correspondingly numbered representation and warranty.

      SECTION 9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 9.07 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the state of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

      SECTION 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II (which may be enforced by the beneficiaries thereof), Sections 6.06 and 6.07 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and
Section 6.13.

      SECTION 9.09 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.10 Waiver of Jury Trial. Each of IHK, the Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise), arising out of or relating to this Agreement or the actions of IHK, the Company or Merger Sub in the negotiation, administration, performance and enforcement thereof.

      SECTION 9.11 Entire Agreement. This Agreement (including the Annexes, the Exhibits, the Company Disclosure Schedule and the IHK Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and, except for the Confidentiality Agreements, supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION  9.12   Certain Definitions.

     For purposes of this Agreement:

     (a) "Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such specified Person;

     (b) "Beneficial Owner" with respect to any shares of Company Common Stock means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or
(iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close;

     (d) "Closing Price" means the volume weighted average of the trading prices of IHK Common Stock, rounded to three decimal places, as reported by Bloomberg Financial Markets, for each of the first 15 consecutive Trading Days in the period commencing 20 Trading Days prior to the date of the Closing;

     (e) "Company Specified Stockholders" means substantially all of the directors and executive officers of the Company.

     (f) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended or in effect from time to time;

     (h) "Governmental Entity" means any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency or commission;

     (i) "IHK Specified Stockholders" means P. C. Carrothers, John D. Curtin, D.
W. Ehrenkranz, E. O. Gaylord, Gerald Greinstein, Ann O. Hamilton, B. T. Harrison, R. E. Henderson, Roger W. Hill, C. K. Jones, Harris L. Kempner, Jr.,
I. H. Kempner, James C. Kempner, R. L. Knecht, A. K. Lebsock, H. E. Lentz, Robert L. K. Lynch, H. P. Mechler, K. L. Mercer, J. A. Richmond, Fayez Sarofim,
W. F. Schwer, R. W. Strickland, Daniel K. Thorne (individually, and as trustee for certain trusts), Harris Weston (individually, and as trustee for certain trusts), Greencore

Group plc, H. Kempner Trust Association, Harris and Eliza Kempner Fund and U. S. National Bank (as trustee for certain trusts).

     (j) "Knowledge" or "Known" means, with respect to any matter in question, in the case of IHK or the Company, as the case may be, if any of the executive officers of IHK or the Company has actual knowledge of such matter after making due inquiry of all Persons who directly report to such executive officers;

     (k) "Law" means any United States (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree;

     (l) "Order" means any decree, judgment, injunction, ruling, writ or other order (whether temporary, preliminary or permanent);

     (m) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

     (n) "Securities Act" means the Securities Act of 1933, as amended and in effect from time to time;

     (o) "Stock Consideration" is (i) if the Closing Price of IHK Common Stock is $13.25 or lower, a number of shares of IHK Common Stock equal to the quotient of the Offer Price divided by $13.25, together with a corresponding number of IHK Purchase Rights (as defined in Section 2.06(a)); (ii) if the Closing Price of IHK Common Stock is $17.25 or greater, a number of shares of IHK Common Stock equal to the quotient of the Offer Price divided by $17.25, together with a corresponding number of IHK Purchase Rights; or (iii) if the Closing Price of the IHK Common Stock is greater than $13.25 but less than $17.25, that portion of a share of IHK Common Stock equal to the quotient of the Offer Price divided by the Closing Price of the IHK Common Stock, together with a corresponding number of IHK Purchase Rights;

     (p) "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     (q) "Trading Day" means a day on which the New York Stock Exchange, Inc. (the "NYSE") and the American Stock Exchange (the "AMEX") are both open for trading.

     IN WITNESS WHEREOF, IHK, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                         IMPERIAL HOLLY CORPORATION

                         By: /s/ James C. Kempner
                            ---------------------------------------------------
                              Name:      JAMES C. KEMPNER
                                         --------------------
                              Title:     President and Chief Executive Officer
                                         -------------------------------------


                         IHK MERGER SUB CORPORATION

                         By: /s/ James C. Kempner
                            ---------------------------------------------------
                              Name:      JAMES C. KEMPNER
                                         --------------------
                              Title:     President and Chief Executive Officer
                                         -------------------------------------


                         SAVANNAH FOODS & INDUSTRIES, INC.

                         By: /s/ William W. Sprague III
                            ---------------------------------------------------
                              Name:      WILLIAM W. SPRAGUE III
                                         --------------------------
                              Title:     President and CEO
                                         -----------------

                                                                  ANNEX A TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                            CONDITIONS TO THE OFFER

     Capitalized terms used in this Annex A shall have the meanings assigned to them in the Agreement to which it is attached (the "Merger Agreement").

     Merger Sub shall not be required to accept for payment, purchase or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act, to pay for, any shares of Company Common Stock tendered pursuant to the Offer until the expiration of any applicable waiting period under the HSR Act and Merger Sub may, subject to the terms and conditions of the Merger Agreement, terminate or amend the Offer as to any shares of Company Common Stock not then accepted for payment, or may delay the acceptance for payment of or (subject to such Merger Agreement, rules or regulations) payment for shares of Company Common Stock tendered, if (1) at the expiration of the Offer, the number of shares of Company Common Stock validly tendered and not withdrawn, together with any other shares of Company Common Stock owned by IHK or Merger Sub or their affiliates, shall not constitute at least 50.1% of the outstanding shares of Company Common Stock on a fully diluted basis, (2) IHK shall not have obtained financing sufficient to enable IHK (or cause Merger Sub) to pay the amounts set forth in clauses (a), (b) and (c) of Section 4.21 of the Merger Agreement or (3) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of shares of Company Common Stock, any of the following events shall have occurred and be continuing:

             (a) there shall have been any action taken, or any statute, rule, regulation, judgment, administrative interpretation, Order or injunction enacted, promulgated, entered, enforced or deemed applicable to the Offer or the Merger (other than the application of the waiting period provisions of the HSR Act) by any court of competent jurisdiction in the United States or other Governmental Entity, which would (i) restrain, prohibit or make illegal or otherwise prohibit (A) the acceptance for payment of, or payment for or purchase of at least 50.1% of the shares of Company Common Stock or (B) the consummation of the Merger, or (ii) prohibiting IHK or any of its affiliates to exercise full rights of ownership of the shares of Company Common Stock, including without limitation the right to vote any shares of Company Common Stock purchased by them on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of this Agreement and the Merger;

             (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States having a significant adverse effect on the functioning of the financial markets in the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

             (c) the Company shall have breached or failed to comply with any of its obligations under the Merger Agreement (other than as a result of a breach by IHK or Merger Sub of any of their obligations under the Merger Agreement) and such breach or failure shall continue unremedied for ten
        (10) business days after the Company has received written notice from IHK or Merger Sub of the occurrence of such breach or failure, except such breaches or failures (i) which, individually and in the aggregate, would not have a Company Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or delay the ability of Merger Sub to consummate the Offer or the ability of IHK, Merger Sub and the Company to effect the Merger;

             (d) any representation or warranty of the Company contained in the Merger Agreement shall fail to be true and correct as of such expiration or proposed termination of the Offer except for such failures (i) which, individually and in the aggregate, would not have a Company Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or delay the ability of Merger Sub to consummate the Offer or the ability of IHK, Merger Sub and the Company to effect the Merger, provided that IHK shall have notified the Company promptly upon learning of such failure;

             (e) the Merger Agreement shall have been terminated pursuant to its terms or amended pursuant to its terms to provide for such termination or amendment of the Offer; or

             (f) the Company's Board of Directors shall have (i) (including by amendment of the Schedule 14D-9) withdrawn or modified in any manner adverse to IHK or Merger Sub its approval or recommendation of the Offer, the Merger or this Agreement or (ii) resolved to do any of the foregoing;

which, in the good faith reasonable judgment of IHK and Merger Sub, makes it inadvisable to proceed with acceptance for payment or payment for shares of Company Common Stock.

     Except as set forth in the Merger Agreement, the foregoing conditions are for the sole benefit of IHK and Merger Sub and may be asserted regardless of the circumstances (including any action or inaction by IHK or Merger Sub other than a breach by IHK or Merger Sub of the Merger Agreement) giving rise to any such condition or waived by IHK or Merger Sub, in whole or in part, at any time or from time to time, in its discretion. The failure of IHK or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                  ANNEX B TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                        AGREEMENTS RESPECTING PLANS AND
                         OTHER EMPLOYEE BENEFIT MATTERS

          1. (a) For a period of one year immediately following the Closing Date, IHK shall provide or cause the Surviving Corporation to provide all employees of the Company who continue to be employed by IHK or the Surviving Corporation or any of their respective Affiliates as of the Effective Time ("Continuing Employees") with compensation and benefits on terms which are, in the aggregate, not substantially less favorable than those provided to the Continuing Employees immediately prior to the date hereof.

               (b) IHK further agrees that, for purposes of all employee benefit plans of IHK or the Surviving Corporation or any of their respective Affiliates in which Continuing Employees participate from and after the Effective Time and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to Continuing Employees for service previously credited with the Company or any Company Subsidiary prior to the Effective Time to the extent that such crediting of service does not result in duplication of benefits.

               (c) IHK shall cause each employee benefit plan in which Continuing Employees participate from and after the Effective Time to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Company plan prior to the Effective Time and (ii) any waiting period limitation which would otherwise be applicable to a Continuing Employee on or after the Effective Time to the extent the Continuing Employee had satisfied any similar waiting period under an analogous Company plan prior to the Effective Time. IHK further agrees that it shall guarantee all obligations of the Company under any Company Plan.

          2. IHK and the Company acknowledge that the consummation of the Offer shall constitute a "Change in Control" for purposes of the Company Stock Option Plan.

          3. (a) IHK will consent to the Company's entering into a new or amended employment agreement with William W. Sprague III on the terms agreed to by IHK, Merger Sub and the Company.

          (b) IHK intends to consent to the Company's entering into new or amended employment agreements as soon as practicable following the date hereof with the Continuing Employees agreed to by IHK and the Company.

          4. The Company will cause the following actions with respect to the Company's Benefit Trust Agreement dated March 14, 1996 as amended (the "Benefit Trust Agreement") to occur prior to the execution of this Agreement:

          (a) The Company will amend the Benefit Trust Agreement in the following respects:

             (i) provide for the corpus of the trust to be invested in IHK Common Stock, rather than Company Common Stock;

             (ii) provide for prepayment of the Note, at the Company's direction, with corpus (cash or IHK Common Stock as directed);

             (iii) clarify Section 3.2 of the Trust Agreement to ensure that a release of pledged stock is not distributed to participants on release, but held in trust to pay benefits when due;

             (iv) provide that the Offer and the Merger will not constitute a Proposed Change in Control under the Trust Agreement;

             (v) provide that the Trustee can only sell IHK Common Stock after giving IHK a right of first refusal;

             (vi) provide that shares of IHK Common Stock held by the Trust will be voted in proportion to all other outstanding IHK Common Stock; and

             (vii) provide that the Trustee will tender or exchange of IHK Common Stock held by the Trust as directed by the Company's Board of Directors.

          (b) The cash received by the Benefit Trust in the Offer and the Merger will be used to repay the existing Note of the Benefit Trust to the Company and to purchase additional shares of IHK Common Stock.

                                                             EXHIBIT 6.09 TO THE
                                                    AGREEMENT AND PLAN OF MERGER

                          FORM OF AFFILIATE LETTER FOR
                           AFFILIATES OF THE COMPANY

                                     [DATE]

IMPERIAL HOLLY CORPORATION
One Imperial Square, Suite 200
Sugar Land, Texas 77487

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), as the term "Affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules And Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September , 1997 (the "Merger Agreement") among Imperial Holly Corporation, a Texas corporation ("IHK"), IHK Merger Sub Corporation, a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

          As a result of the Merger, I may receive shares of common stock, no par value, of IHK ("IHK Common Stock"). I would receive such IHK Common Stock (the "Shares") in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.25 per share, of the Company ("Company Common Stock").

     1. I represent, warrant and covenant to IHK that in the event I receive any Shares as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Shares in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form

S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) distribution by me of the IHK Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the IHK Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,
(ii) such sale, transfer or other disposition has been registered under the Act, the Company shall include the Shares in the Registration Statement and to maintain the effectiveness of the Registration statement for a period of 100 days after the effective date hereof or (iii) in the opinion of counsel reasonably acceptable to IHK, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. Except as provided in paragraph C, I understand that IHK is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that there will be placed on the certificates for the Shares issued to me, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES
          ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE
          MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN
          AGREEMENT DATED              , 1997 BETWEEN THE REGISTERED HOLDER
          HEREOF AND IMPERIAL HOLLY CORPORATION, A COPY OF WHICH AGREEMENT
          IS ON FILE AT THE PRINCIPAL OFFICES OF IMPERIAL HOLLY CORPORATION."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, IHK reserves the right to put the following legend on the certificates issued to my transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     2. By IHK's acceptance of this letter, IHK hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, IHK shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether IHK has complied with such reporting requirements during the 12 months preceding any proposed sale of the IHK Common Stock by me under Rule 145, and ( b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. IHK hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the IHK Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the IHK Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) IHK has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to IHK, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,


                                          -------------------------------------
                                           Name:
Agreed and accepted this ____ day of
[_______________], 1997, by

IMPERIAL HOLLY CORPORATION


By:
   --------------------------------
    Name:
    Title: